Exhibit 10.45


CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.




                              AGREEMENT

                                 FOR

                          SALE AND PURCHASE

                                 OF

                      DORNIER 328-300 AIRCRAFT

                           BY AND BETWEEN

                       FAIRCHILD DORNIER GMBH

                                 AND

                       ATLANTIC COAST AIRLINES




                                DATED

                          DECEMBER 20, 2000



                        (reference:   PA296)
                          TABLE OF CONTENTS


Article                                                     Page

A.         Preamble                                            1
B.         Summary of Definitions                              1
Article 1  Subject Matter                                      4
Article 2  RESERVED                                            4
Article 3  Price, Taxes                                        4
Article 4  Terms of Payment                                    5
Article 5  Inspection, Acceptance, Delivery                    6
Article 6  Certification                                      10
Article 7  Technical Changes                                  11
Article 8  Aircraft Configuration                             12
Article 9  Product Warranties                                 12
Article 10 RESERVED                                           12
Article 11 Excusable Delay                                    12
Article 12 Non-Excusable Delay                                16
Article 13 Event of Default, Remedies                         18
Article 14 Limited Liability, Indemnification                 20
Article 15 Patent Infringement                                22
Article 16 Assignment, Resale, Lease, Merger or Transfer
           of Assets                                          24
Article 17 Seller's Representations and Warranties            27
Article 18 Purchaser's Representations and Warranties         28
Article 19 RESERVED                                           28
Article 20 **********                                         29
Article 21 PA296 Option Aircraft                              50
Article 22 RESERVED                                           55
Article 23 **********                                         55
Article 24 **********                                         55
Article 25 RESERVED                                           56
Article 26 RESERVED                                           56
Article 27 RESERVED                                           56
Article 28 RESERVED                                           56
Article 29 **********                                         56
Article 30 **********                                         62
Article 31 RESERVED                                           63
Article 32 RESERVED                                           63
Article 33 Notices, Requests                                  63
Article 34 Applicable Law, Jurisdiction                       64
Article 35 Miscellaneous                                      65


Exhibit                                                     Page

Exhibit I    Specifications                                   71
Exhibit II   Optional Equipment                               72
Exhibit III  Delivery Schedule                                74
Exhibit IV   Power of Attorney Form                           75
Exhibit V    Certificate of Acceptance Form                   76
Exhibit VI   Aircraft Receipt Form                            77
Exhibit VII  Warranty Bill of Sale Form                       78
Exhibit VIII Product Warranties                               80
           - Annex A:  Service Life Policy Items              89
Exhibit IX   RESERVED                                         92
Exhibit X    RESERVED                                         93
Exhibit XI   Price Adjustment Formula                         94
Exhibit XII  RESERVED                                         97
Exhibit XIII RESERVED                                         98
Exhibit XIV  **********                                       99
Exhibit XV   **********                                      100
Exhibit XVI  **********                                      101
Exhibit XVII RESERVED                                        103
Exhibit XVIIIRESERVED                                        104
Exhibit XIX                                                  105
Exhibit XX Certificate of Technical Acceptance Form          106


This Aircraft Purchase Agreement with reference No. PA296 is made as of this 20th day of December 2000 by and between Fairchild Dornier GmbH, a corporation registered under the laws of the Federal Republic of Germany, having its principal office at Oberpfaffenhofen, P.O. Box 1103, D-82230 Wessling, Federal Republic of Germany ("Seller") and Atlantic Coast Airlines, a California corporation, having its principal office at 45200 Business Court, Dulles, Virginia 20166, USA ("Purchaser").



A.   PREAMBLE



WHEREAS, Seller is the manufacturer of the Dornier 328-300 aircraft;
and

WHEREAS, Purchaser desires to purchase, and Seller is willing to sell, in accordance with the terms and conditions hereinafter set forth, certain Dornier 328-300 aircraft; and

WHEREAS, Purchaser desires and Seller is willing to provide certain product warranties, customer support and other inducements necessary for the acquisition, maintenance and operation of such Dornier aircraft;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Seller and Purchaser (hereinafter individually a "Party" and collectively the "Parties") agree as follows:



B.   SUMMARY OF DEFINITIONS


Unless the context otherwise requires, the following terms shall have the following meanings. The definitions shall be equally applicable to both singular and plural forms of the terms defined.

Acceptance              Purchaser's   acceptance   of    the
                        Aircraft in accordance with  Article
                        5.5a.

Agreement               This    agreement,   the   Schedule,
                        including     exhibits,     annexes,
                        appendices  and  letter  agreements,
                        if    any,   (each   of   which   is
                        incorporated  in the  Agreement)  as
                        may   be  amended  pursuant  to  the
                        provisions of this Agreement.

Agreement PA295         The   Aircraft  Purchase   Agreement
                        with  reference No. PA295 dated even
                        herewith  between Fairchild  Dornier
                        GmbH and Atlantic Coast Airlines.

Aircraft                The  Dornier 328-300 aircraft to  be
                        delivered   to  Purchaser  completed
                        with  the  Optional  Equipment.  See
                        Article 1.1.

Aircraft Delivery Price The  price  to be paid by  Purchaser for the Aircraft. See Article 3.3.

Business Days           Any  day,  other than a Saturday  or
                        Sunday,  on which commercial banking
                        institutions  in New York  City  are
                        not  authorized  or required  to  be
                        closed.

Date of Availability    The   date  on  which  the  Aircraft
                        shall  be  available for  inspection
                        and  acceptance  by Purchaser.   See
                        Article 5.2.


Effectiveness             See Article 35.12.

FAA                     United   States   Federal   Aviation
                        Administration  or successor  agency
                        of the U.S. Government.

FAR                     Federal     Aviation    Regulations,
                        issued  by  the FAA or its successor
                        agencies.

JAA                     European        Joint       Aviation
                        Authorities.

JAR                     European     Joint     Airworthiness
                        Requirements, issued by the JAA.

LBA                     Luftfahrtbundesamt of the Federal
                        Republic of Germany. The German federal aviation authority.

MSCN                    Manufacturer  Specification   Change
                        Notice.  See Article 7.2.



Optional Equipment      Aircraft   Equipment   selected   by
                        Purchaser  as set forth  in  Exhibit
                        II.  See Article 1.1.

Purchaser               One   or   more   individuals   duly
Representative(s)       authorized by Purchaser to  inspect,
                        perform the acceptance flight,  note
                        any   non-compliance,  execute   the
                        Aircraft     Receipt    Form     and
                        Certificate of Technical  Acceptance
                        and  take  delivery of the Aircraft.
                        See Article 5.3.

SCN                     Specification  Change  Notice.   See
                        Article 7.1.

Schedule                The  Schedule to Agreement PA295 and
                        PA296  dated  even herewith  between
                        Fairchild Dornier GmbH and  Atlantic
                        Coast Airlines.

Spare Parts             Collectively, Proprietary Parts  and
                        Standard  Parts (both as defined  in
                        the  Schedule), and Vendor Parts (as
                        defined in Exhibit VIII.3.1).

Specification           The  specifications for the Aircraft
                        as  set  forth  in Exhibit  I.   See
                        Article 1.1.


US$ or US Dollars       The  lawful  currency of the  United
                        States of America.

Vendor                  A  supplier of parts listed  in  the
                        Vendor   Information  Manual.    See
                        Exhibit VIII.3.1.




ARTICLE 1   SUBJECT MATTER

In accordance with the terms and conditions hereinafter set forth and those set forth in the Schedule, Seller hereby agrees to sell and Purchaser hereby agrees to purchase thirty-two (32) new Dornier 328-300 aircraft (hereinafter referred to as the "Aircraft") designed and manufactured in compliance with the specification set forth in Exhibit I hereto (the "Specification"), together with the optional equipment selected by Purchaser and installed in the
Aircraft,   as  set  forth  in  Exhibit  II  hereto  (the  "Optional
Equipment").


ARTICLE 2   RESERVED


ARTICLE 3   PRICE, TAXES

3.1  Aircraft Price

     a.   The   base  price  of  each  Aircraft  is**********   (the
          "Aircraft Base Price") which is the sum of:

          (i)  the   price  of  each  Aircraft,  together  with  the
               Standard SCNs, as set forth in Exhibit II, Clause 2.1, in the amount of **********; and

          (ii) the price of the Optional Equipment, as set forth  in
               Exhibit II, Clause 2.2, installed in the Aircraft in the amount of**********.

     b.***********.



3.2  RESERVED

3.3 The Adjusted Aircraft Base Price is based on January 1999 economic conditions and is subject to adjustment from January 1999 to the month of Aircraft delivery in accordance with the price adjustment provisions set forth in Exhibit XI, attached hereto ("Price Adjustment Formula") and the terms of this
     Agreement with respect to the application of the Price Adjustment Formula. The Adjusted Aircraft Base Price so adjusted shall be referred to as the "Aircraft Delivery Price."

3.4 Except as otherwise provided in this Article 3.4, the Aircraft Delivery Price is exclusive of any taxes, duties, imposts, value added or similar taxes or charges, (collectively "Taxes") which shall be for the account of Purchaser. If under the provision of any applicable law or regulation such Taxes are to be paid by Seller, Purchaser shall reimburse Seller accordingly. Seller hereby represents to Purchaser that pursuant to current U.S. and German law, German and U.S. Taxes are not applicable to aircraft sold and exported from Germany into the United States. Should there be a change in such law, Purchaser and Seller agree to modify this Agreement on mutually acceptable terms (which may include mutual termination). Purchaser shall, in any case, not be responsible for any Taxes normally borne by sellers of aircraft, including but not limited to Taxes on Seller's gross or net income.


ARTICLE 4   TERMS OF PAYMENT

4.1  Payment Terms

     a. Purchaser has paid to Seller a cash deposit in the amount of********** per Aircraft for a total deposit of ********** (" Deposit").
     b.   RESERVED

     c. The Aircraft Delivery Price shall be payable by Purchaser to Seller as follows:

          (i) application of the Deposit in equal installments of********** per Aircraft;

          (ii) on  ****************        ("Progress Payment"); and

          (iii) upon delivery of each Aircraft, the balance of the Aircraft Delivery Price.

     d.********** (i)    **********


          **********




4.2  RESERVED

4.3 Seller shall submit an invoice to Purchaser for each payment due pursuant to Article 4.1c above. The invoice for the balance of the Aircraft Delivery Price (or the full purchase price in the case of a financed Aircraft, as requested by Purchaser) shall detail the price adjustment calculations pursuant to Article 3.3 above.

4.4 Any other amount due to Seller pursuant to this Agreement shall be invoiced separately and shall be paid no later than thirty
     (30) days after the date of invoice except as may be otherwise provided for herein.


ARTICLE 5    INSPECTION, ACCEPTANCE, DELIVERY

5.1 The Aircraft shall be available for inspection, reinspection, acceptance and delivery at Seller's facilities in Oberpfaffenhofen, Federal Republic of Germany (the "Delivery Location") in accordance with the delivery schedule specified in Exhibit III hereto ("Delivery Schedule") as it may be adjusted by mutual agreement of the Parties or in accordance with the provisions of this Agreement. *******
5.2 Seller shall provide preliminary written notification to Purchaser, no later than sixty (60) days prior to the projected date each Aircraft shall be available for inspection and acceptance tests. Thereafter, Seller shall provide written notification to Purchaser, no later than thirty (30) days prior to the date each Aircraft shall be available for inspection and acceptance tests ("Date of Availability") and Purchaser shall inspect, and if the Aircraft conforms with this Agreement, accept and take delivery (as hereinafter defined) of the Aircraft not later than five (5) days after such Date of Availability (the "Inspection Period"). During the Inspection Period, Seller shall have appropriate personnel available to assist Purchaser in the conduct of its inspection. In the event the Aircraft is not in compliance with this Agreement, the Inspection Period will be deemed to be extended, pursuant to Article 5.4c below, by the number of days required to complete Purchaser's ground inspection and flight inspection, including any needed re-inspections, until Purchaser either determines the Aircraft does or does not comply with the provisions of this Agreement. If (i) the Date of Availability is scheduled by Seller less than five (5) days before the end of a month or (ii) the Acceptance is extended beyond the month of the original Date of Availability due to the Aircraft not being in compliance with this Agreement, then the Price Adjustment Formula shall not apply to such Aircraft after the month of the original Date of Availability.

5.3 During the Inspection Period and at the Delivery Location, Purchaser shall, in coordination with Seller, inspect, perform the acceptance flight and accept the Aircraft in accordance with this Agreement. Purchaser shall authorize its representative(s) (the "Purchaser's Representative"), as evidenced by a written Power of Attorney in the form set forth in Exhibit IV hereto, to inspect the Aircraft and perform the acceptance flight in order to confirm the Aircraft are in compliance with this Agreement and, if so, execute the Aircraft Receipt Form and the Certificate of Technical Acceptance on behalf of Purchaser. Seller shall make facilities available to Purchaser's Representatives to perform inspections of the Aircraft.

5.4  Inspection and Acceptance

     a. During the Inspection Period, Purchaser's Representative shall, in coordination with Seller, promptly inspect the Aircraft and perform the acceptance flight of the Aircraft. Purchaser's Representative shall be permitted to participate in the acceptance flight of the Aircraft for a period not to exceed three (3) hours, provided, however, such acceptance flight shall at all times remain under the complete control of Seller with Seller's pilot in command. The acceptance flight shall be performed in accordance with Purchaser's flight inspection procedures as agreed to by Seller. Seller shall not be required to provide any special instrumentation for the acceptance flight.

     b. Provided the Aircraft complies with the terms of this Agreement, then promptly upon completion of the inspection and acceptance flight of the Aircraft, which confirms compliance with this Agreement, Purchaser's Representative shall deliver to Seller a signed certificate of technical acceptance in the form set forth in Exhibit XX hereto (the "Certificate of Technical Acceptance"). Such signed Certificate of Technical Acceptance shall irrevocably constitute conclusive evidence that such Aircraft technically complies with the terms and conditions of this Agreement and has been technically accepted without any condition or reservation by Purchaser except as (i) such condition or reservation is noted on the Certificate of Technical Acceptance and (ii) to non-conformance with the Specification that is not reasonably susceptible to identification during Purchaser's inspection as set forth in Exhibit VIII, Clause 1.3.a. Upon execution of the Certificate of Technical Acceptance, Seller shall lock and otherwise secure the Aircraft until Acceptance.

     c. In the event Purchaser's Representative determines, after an inspection (as described herein) that the Aircraft is not in compliance with this Agreement, Purchaser's Representative shall provide Seller, in writing, specific details of any alleged non-compliance. Upon Seller's confirmation of any non-compliance with the terms of this Agreement and prior to the execution of the Certificate of Technical Acceptance, Seller shall, at Seller's sole expense, remedy any non-compliance, or agree in writing to remedy or cause to remedy the non-compliance as soon as reasonably practicable after Aircraft delivery. Purchaser shall have the right to reinspect the Aircraft to confirm Seller has remedied the non-compliance and that the Aircraft conforms to the terms of this Agreement. Such confirmation may include another acceptance flight of the Aircraft. Upon Seller's remedy of any non-compliance or the Parties agreement on performing such remedy after Aircraft delivery, Purchaser's Representative shall execute and deliver to Seller the Certificate of Technical Acceptance.

     d. In the event, without just and reasonable cause (reasons of Force Majeure constitute just and reasonable cause), Purchaser's Representative is not present at the Delivery Location within five (5) days of the Date of Availability for the inspection and acceptance flight, or fails, without lawful cause, to execute a Certificate of Technical Acceptance and Aircraft Receipt Form, or Purchaser fails to take delivery as required by Article 5.5a ("Default of Acceptance"), Seller shall, in addition to any other rights of Seller under this Agreement and/or at law or equity, be entitled to compensation from Purchaser for all costs and expenses incurred or to be borne by Seller as a result of such delay including, but not limited to, the reasonable cost of storage, maintenance, insurance, and tax. Additionally, such Default of Acceptance shall be deemed to be a failure of Purchaser to effect any payment when due, pursuant to
          Article 13 herein.

5.5  Delivery

     a. The Aircraft shall be delivered upon full payment to Seller of the amounts due for such Aircraft pursuant to
          Article 4.1 herein or as otherwise provided in Article 20. Upon delivery of the Aircraft, Purchaser shall (i) execute and deliver a certificate of final acceptance in the form set forth in Exhibit V hereto (the "Certificate of Final Acceptance") to Seller ("Acceptance"), and (ii) confirm receipt of the Aircraft in the form set forth in Exhibit VI hereto, and Seller shall deliver to Purchaser an executed Bill of Sale, conveying good and marketable title free and clear of any encumbrances, in the form set forth in Exhibit VII hereto and an FAA Bill of Sale. No delivery shall be scheduled on a day before a non-Business Day. Risk of loss or damage to each Aircraft shall pass from Seller to Purchaser upon Acceptance.

     b. Purchaser shall not, by virtue of anything contained in this Agreement, including, without limitation, any payments made by Purchaser hereunder or any designation or identification by Seller of any particular aircraft as Aircraft, acquire title to, special property or any other right in any Aircraft, prior to receipt by Purchaser of the Bill of Sale for such Aircraft or except as otherwise may be provided for in Article 20.

5.6  Ferry Flight

     a. Purchaser shall be responsible for obtaining any licenses, permits or authorizations required for the importation of each of the Aircraft into the country of destination. Seller will, on behalf of and for the expense of Purchaser (such expenses shall not include any expenses of Seller), apply for any licenses, permits or authorizations required for the exportation of each Aircraft after delivery from the Federal Republic of Germany to the United States and for all licenses or permits required to ferry the Aircraft to the United States. Each Party agrees, upon the request of the other, to assist the requesting Party in obtaining any of the licenses, permits or authorizations the requesting Party is obligated to obtain hereunder.

     b. All of Purchaser`s Representative's personal and incidental expenses related to Aircraft inspection, acceptance and delivery and the cost of catering for its fly-away shall be borne by Purchaser.

     c. After delivery, the Aircraft shall be ferried to Dulles International Airport, Dulles, Virginia ("Dulles") with a crew consisting of Seller's co-pilot and Purchaser's pilot. Seller's co-pilot shall be available for duty after Acceptance so as to permit Purchaser to immediately export the Aircraft from Germany.*****







     Seller will also furnish the Aircraft ferry kit for each ferry flight. Purchaser, at its cost, will ship the ferry kits from Dulles back to Seller at the Delivery Location. Aircraft discrepancies occurring during the ferry flight will be corrected by Seller on site in accordance with its warranty policy. Any Taxes imposed on Purchaser due to the failure of Seller's co-pilot to be available for ferry service so that the Aircraft is subject to taxation in Germany because it could not be exported from Germany shall be borne by Seller notwithstanding the provision of Article 3.4 hereof.


ARTICLE 6   CERTIFICATION

6.1 At time of delivery, each Aircraft will comply with Part 25 of the Federal Aviation Regulations ("FAR") of the United States Federal Aviation Administration ("FAA"), as set forth in the Specification. If the Aircraft is delivered with a temporary exemption from FAR Parts 25 and 121, which exemption expires while the Aircraft are being operated by Purchaser, Seller shall at its expense implement permanent corrective action. If, after delivery of the Aircraft, the FAA decides that certification of the Aircraft under Part 25 was in error, Seller shall, at its cost, bring the Aircraft into compliance with Part 25.

6.2 The Aircraft will be delivered in an airworthy condition with a valid and effective Certificate of Airworthiness for Export issued by the LBA and a valid and effective FAA Standard Certificate of Airworthiness.

6.3 If prior to delivery of the Aircraft the issuance of any of the certificates under this Article 6 is discontinued, Seller shall be deemed to have provided such discontinued certificate by submitting to Purchaser the corresponding substitute certificate or, if not existing, by demonstrating that the Aircraft complies with the Specification and that such certificate(s) is no longer required to export or operate the Aircraft.

6.4  When  delivered, the Aircraft, as configured in accordance with
     Exhibit II, shall comply with the airworthiness requirements set forth in this Article 6 and with FAR Part 121. Any additional equipment ("Additional Equipment") required to be installed in or on the Aircraft to comply with airworthiness or operational requirements for Purchaser's specific operations and/or to comply with changes to FAR Part 121, additional airworthiness, operational, registration or certification requirements becoming effective after execution of this Agreement which is applicable to all aircraft in general or to all aircraft of the same category as the Aircraft (a "Regulatory Change") will be for the account of Purchaser and subject to an amendment to this Agreement, including an appropriate adjustment in the Aircraft Delivery Price and Delivery Schedule. Any Additional Equipment installed to correct a defect specific to the Aircraft, to the components thereof or the fleet of Aircraft, will be for the account of Seller and such Aircraft will not be subject to the Price Adjustment Formula for the period of time necessary to correct the defect. Purchaser shall be obligated to accept the Aircraft if the Aircraft Delivery Price increase (related to installation of such Additional Equipment as a result of a Regulatory Change) does not exceed US$********** per Aircraft. Any delay in the delivery of the Aircraft as a result of a Regulatory Change shall be deemed an Excusable Delay, as defined in Article 11.1a.


ARTICLE 7   TECHNICAL CHANGES

7.1 Except as provided in Articles 7.2 herein and 6.4 above, the Specification and Optional Equipment may be changed or amended from time to time by written agreement between the Parties in the form of a specification change notice issued by Seller and approved by Purchaser (the "Specification Change Notice" or "SCN"). The SCN shall set forth in detail the particular changes to be made, and the effect, if any, of such changes on design, performance, weight and balance, date of delivery, price of the Aircraft, on the affected paragraphs of the Specification and on the Optional Equipment. Any such changes as evidenced by an SCN shall constitute an amendment to this Agreement, including an appropriate adjustment in the Aircraft Delivery Price and Delivery Schedule.

7.2  Notwithstanding anything to the contrary contained  in  Article
     7.1 herein, Seller shall have the right, at its expense, without the prior consent of Purchaser, to make modifications, alterations or changes to the Specification, or the Optional Equipment or to substitute substantially equivalent equipment, accessories or materials in the Aircraft where such changes or substitutions are deemed necessary by Seller in order to prevent delays in manufacture or delivery, or to improve the performance, manufacture, reliability, stability, control, utility, maintenance or appearance of the Aircraft ("Manufacturer Specification Change Notice" or "MSCN"), provided such substitutions, modifications, alterations, or changes shall not affect the Aircraft Delivery Price, the Delivery Schedule, the Aircraft warranties, maintenance cost and operational guarantees, Purchaser's spare parts inventory requirements or the interchangeabilty, maintainability (including, but not limited to, maintenance cost or replaceability of spare parts) or the performance characteristics of the Aircraft or of the changed components.

     Seller shall inform Purchaser of any significant changes to the Specification or the Optional Equipment and shall supply to Purchaser appropriate revisions to the Specification or this Agreement, as this case may be.


ARTICLE 8   AIRCRAFT CONFIGURATION

8.1 The Aircraft will be delivered to Purchaser in accordance with the Specification and with the Optional Equipment installed as set forth in Exhibit I and II.

8.2 Purchaser shall provide Seller with its interior/exterior selections for the Aircraft by no later than March1, 2001. Any changes shall be subject to an amendment to this Agreement, including an adjustment in the Aircraft Delivery Price and Delivery Schedule, if appropriate.

8.3 The Aircraft will be delivered in the current production specification incorporating Purchaser's Optional Equipment as set forth in Exhibit II, and those highly recommended Service Bulletins as may be incorporated during the Aircraft assembly process without delaying series production or Aircraft delivery. Should the incorporation of such Service Bulletins threaten to delay production or delivery, then the relevant Service Bulletin modification kits shall be provided to Purchaser under the terms of Exhibit VIII, Clauses1.4.e. and f.


ARTICLE 9   PRODUCT WARRANTIES

Concurrently with the delivery of each Aircraft, Seller shall provide or cause to be provided to Purchaser the product warranties and service life policy as set forth in Exhibit VIII hereto (the "Product Warranties").


ARTICLE 10 RESERVED


ARTICLE 11   EXCUSABLE DELAY

11.1 Force Majeure

     a. (i) Seller shall have no responsibility or liability with respect to any failure or delay in the performance of any term or condition of this Agreement, if such failure or delay in performance is due in whole or in part to any cause which is unforeseeable, unavoidable or beyond Seller's reasonable control including, but not limited to: acts of God; flood; fire; explosions; epidemics; quarantine restrictions; labor disputes; industrial unrest; acts of war; public enemy; insurrection; riot or civil disorder; any order, decree, law or regulation of any court, government or governmental agency; failure or delay in obtaining any governmental approvals (due to another Excusable Delay); allocation regulations affecting materials, labor, equipment, facilities or aircraft; or delay or failure on the part of suppliers or subcontractors due to any of the above events.

              (ii)**********

              (iii)  A  failure  or  delay  in  the  performance  by
               ********** of any term or condition of this Agreement attributable to any of the foregoing events in (i) and (ii) above ("Force Majeure") shall constitute an excusable delay ("Excusable Delay").

     b. Any date or period of time stipulated herein for the performance of any obligation which is affected by an event of Force Majeure shall be prolonged to the extent of the duration of such Force Majeure, provided a right of termination as specified hereinafter is not exercised. Seller and Purchaser agree to collaborate and to use their reasonable efforts to mitigate the impact of such event of Force Majeure.

     c. If an event of Force Majeure occurs, which may result in a delay of the delivery of the Aircraft, written notice thereof shall be provided. Such notice shall reasonably identify the event and specify either:

          (i) the period of delay which may reasonably be expected to result therefrom, or

          (ii) that such period of probable delay is so uncertain that it cannot be reasonably estimated.

          As soon as possible after the occurrence of an event of Force Majeure, Seller shall provide Purchaser with a revised Aircraft delivery schedule (the "Revised Delivery Schedule") which shall replace the Delivery Schedule set forth in Exhibit III hereto. Seller shall not discriminate against Purchaser in the event that such event of Force Majeure requires Seller to reschedule deliveries to more than one customer.

     d. If, as a result of one or more events of Force Majeure due to reasons set forth in Article 11.1.a.(i):

          (i) the Revised Delivery Schedule provides that the delivery of an Aircraft shall take place more than ******* after the last day of the calendar month in which delivery of such Aircraft is otherwise required hereunder, Purchaser may terminate this Agreement in respect to such delayed Aircraft, by giving written notification of such termination within thirty (30) days after receipt by Purchaser of such Revised Delivery Schedule; or

          (ii) the actual delivery of the Aircraft has not taken place after ******* after the last day of the calendar month in which delivery of such Aircraft is otherwise required hereunder, Purchaser may terminate this Agreement in respect to such delayed Aircraft, by giving written notification of such termination within thirty (30) days after expiration of such
               *******.

          (iii) ******* However, if, as the result of such Force Majeure, Seller discontinues manufacture of the specific aircraft model sold under this Agreement, and continued deliveries to Purchaser would require reactivation of the production line for such specific aircraft model or otherwise cause undue hardship to Seller, Seller will have no obligation to deliver future Aircraft.

     e. If, as a result of one or more events of Force Majeure due to reasons set forth in Article 11.1.a.(ii), each of six
          (6) or more Consecutive Aircraft is not delivered within ten (10) months after the last day of the calendar month in which such Aircraft was scheduled to be delivered, this Agreement and Agreement PA295 may be terminated by Seller giving thirty (30) days prior written notice after expiration of such ten (10) months.

     For the purposes of this Article 11, "Consecutive Aircraft" means the Aircraft to be delivered pursuant to this Agreement and Agreement PA295. In the event of such termination, the rights of the Parties shall be determined in accordance with
     Article 11.4 herein. In the event a Party fails to exercise its right of termination pursuant to Article 11.1.d. or Article 11.1.e, such Party shall have no further right pursuant to this
     Article 11 to terminate this Agreement or Agreement PA295 with respect to such delayed Aircraft.

11.2 Lost or Destroyed Aircraft

     a. In the event that prior to delivery of an Aircraft, the aircraft allocated by Seller to Purchaser is lost, destroyed or in Seller's opinion damaged beyond repair (the "Lost Aircraft"), Seller shall promptly notify Purchaser in writing of such event. As soon as possible after such event, Seller shall notify Purchaser of the date on which delivery of a replacement aircraft (the "Replacement Aircraft") manufactured in the same configuration as the Lost Aircraft, can be expected, consistent with Seller's other contractual commitments and production schedule. Seller shall not discriminate against Purchaser in the event that Aircraft of more than one customer are lost or destroyed in the same incident.

     b. Purchaser shall notify Seller, not later than thirty (30) days after receipt of Seller's notice, of Purchaser's acceptance or rejection of Seller's proposed Replacement Aircraft delivery date. Non-receipt by Seller of Purchaser's notification within such period is deemed to be considered as Purchaser's acceptance of Seller's proposed Replacement Aircraft delivery date.

     c. In the event Purchaser rejects Seller's proposed Replacement Aircraft delivery date and an alternative Replacement Aircraft delivery date is not mutually agreed by the Parties, either Party is entitled to terminate this Agreement as to the Lost Aircraft by providing written notification to the other Party within thirty (30) days of the date of Seller's receipt of Purchaser's rejection of the proposed Replacement Aircraft delivery date. In the event of such termination, the rights of the Parties shall be determined in accordance with Article 11.4 herein.

     d. If a Replacement Aircraft delivery date is agreed between the Parties, an amendment to this Agreement shall be executed establishing the delivery date for such Replacement Aircraft. The time required to replace the
          Lost Aircraft shall be deemed an Excusable Delay. The remaining terms and conditions of this Agreement applicable to the Lost Aircraft shall apply to the Replacement Aircraft.

     e. Notwithstanding the foregoing, nothing herein shall oblige Seller to deliver a Replacement Aircraft if the manufacture of the specific aircraft model sold under this Agreement has been discontinued and delivery of a Replacement Aircraft would require reactivation of the production line for such aircraft model or otherwise cause an undue hardship to Seller.

11.3 Price Adjustment

     In the event of a delay in the delivery of an Aircraft attributable to the provisions of this Article 11, the Adjusted Aircraft Base Price shall be adjusted pursuant to Article 3.3 to the actual date of Acceptance***************.

11.4 Termination

     Nothing herein will limit either Party's ongoing rights and obligations under this Agreement with respect to any Aircraft delivered prior to termination. Termination pursuant to Article 11.1.d. or 11.2.c. herein shall terminate and discharge all obligations and liabilities of the Parties whatsoever only with respect to the terminated Aircraft and all undelivered items and services to be supplied hereunder, which are specifically related thereto. Notwithstanding the foregoing, Seller shall return to Purchaser any Deposits and Progress Payments paid to Seller by Purchaser in respect of such terminated Aircraft, without interest.


ARTICLE 12   NON-EXCUSABLE DELAY

12.1 In the event that Seller, through no fault of Purchaser, does not deliver an Aircraft within ***** after the last day of the calendar month in which delivery of that Aircraft is scheduled, such delay not being an Excusable Delay, then:

     a. If Seller advises Purchaser more than ********** before the first day of a month in which an Aircraft is scheduled to be delivered that such delivery will be delayed more than **********after the last day of such month, Seller shall pay US$1,000 as liquidated damages for each day of delay in the delivery of such delayed Aircraft,
          *************************************.

     b. If Seller advises Purchaser less than ********** before the first day of a month in which an Aircraft is scheduled to be delivered that such delivery will be delayed more than ********** after the last day of such month, Seller shall pay as liquidated damages, for each Aircraft delayed
          more  than   **********, US$***************             in
          the         delivery        of        such         delayed
          Aircraft,**********************************.

12.2 In the event that delivery of an Aircraft is delayed by more than *******************after the last day of the calendar month in which delivery of that Aircraft is scheduled, and such delay is not an Excusable Delay, Purchaser may, by written notice to Seller given no later than **********after expiration of such ***************, terminate this Agreement only in respect to that Aircraft which is the subject of such delay. Seller, at Purchaser's option, shall return or credit to Purchaser, within ********* after such notice, all sums previously paid by Purchaser to Seller in respect of that Aircraft ******************.

12.3 It is expressly acknowledged that any amount to be paid by Seller and Purchaser's rights and remedies as a result of a delay in delivery of any Aircraft (but not as a result of Seller's failure to deliver any Aircraft) as set forth in this
     Article 12 is agreed and accepted as liquidated damages and not as a penalty (no other method of quantifying such damages being possible) and are agreed as final and exclusive and in lieu of any other rights and remedies.

12.4**********

12.5 In the event of a delay in the delivery of an Aircraft, through no fault of Purchaser, attributable to the provisions of this
     Article 12, which causes such Aircraft delivery to be delayed past the calendar month in which delivery of that Aircraft is scheduled*******


ARTICLE 13   EVENT OF DEFAULT, REMEDIES

13.1 Each of the following events shall be deemed to be an "Event of Default":

     a. Either Party fails to make any payment or payments totaling ********** or more under this Agreement and Agreement PA295 within ******Business Days after the due date;

     b. Either Party fails to make any other payment under this Agreement when due, and such failure continues for **********Business Days after the defaulting Party receives written notice thereof;

     c.   Either  Party  fails  to  perform  or  observe  any  other material obligation for at least**********) days after receipt of written notice, unless such failure cannot be remedied with diligent effort during such ********** day period and the non-defaulting Party (i) determines in good faith that such failure may be remedied with additional efforts within an additional period of ********** days, and (ii) is diligently proceeding by appropriate proceedings to correct such failure, in which case such failure continues for a period in excess of such longer period (not exceeding *********** days from the date of notice) as may be necessary to remedy such failure with diligent effort of the defaulting Party;

     d. Any material representation or warranty of either Party is incorrect in a material respect when made, remains material when discovered ("Misrepresentation"), and, if the effect of such Misrepresentation is curable, is not cured within *********** days after the defaulting Party's receipt of written notice thereof from the other Party. If the effect of such Misrepresentation is not curable, an Event of Default shall exist immediately upon receipt of such written notice;

     e.   At any time prior to delivery of an Aircraft, either Party

          (i) becomes bankrupt or insolvent, or admits in writing that it is unable, or is in fact unable, to pay its debts as they mature; or

          (ii) applies for or consents to or suffers the appointment of a receiver for any of its business or assets; or

          (iii) has a trustee, liquidator or similar officer appointed for it after a petition has been filed for its winding up or reorganization under a bankruptcy law and is not withdrawn or dismissed within ninety
               (90) days thereafter; or

          (iv) makes an assignment for the benefit of its creditors;
               or

          (v) commences any bankruptcy, reorganization, arrangements, insolvency or liquidation or winding up proceedings, or other proceedings for relief under any bankruptcy law or similar law for relief of debtors or any such proceeding is instituted against it;

     f. The guaranty of the guarantor ********* ceases to be in full force and effect, or said guarantor repudiates the validity of the guaranty, in each case, at any time prior to the termination of such guaranty in accordance with its terms; or

     g. There exists an Event of Default with respect to either Party under Agreement PA295.

13.2 Upon the occurrence of any one or more of the Events of Default as defined in Article 13.1a, e, f, and Article 13.1a, e, and f of Agreement PA295, and at any time thereafter as long as the same may be continuing, the non-defaulting Party may exercise the following remedies:

     a. suspend performance of its obligations until such Event of Default has been cured with respect to any undelivered
          Aircraft  or  services with respect  to  such  undelivered
          Aircraft; and/or

     b. in the event of an Event of Default under Article 13.1.a, the defaulting Party shall pay, for each day of payment delay, interest, computed daily on the sum due, at a rate equal to *************

          but not to exceed the maximum rate allowed by applicable law ("Past Due Rate"); and/or

     c. terminate this Agreement with respect to any undelivered Aircraft or services with respect to such undelivered Aircraft that are subject to this Agreement; and/or

     d. exercise any rights and remedies to which the non-defaulting Party may be entitled including the return of any Deposits, Progress Payments or other payments made pursuant to the provisions of this Agreement and as may be available at law or in equity.

13.3 Upon the occurrence of any one or more of the Events of Default as defined in Article 13.1b, c, d, and Articles 13.1b, c and d of Agreement PA295, and at any time thereafter as long as the same may be continuing, the non-defaulting Party may exercise the following remedies:

     a. subject to the outcome of Arbitration and Consultation as provided for in Article 34.2, suspend performance of its obligations until such Event of Default has been cured; and/or

     b. in the event of an Event of Default under Article 13.1.b, the defaulting Party shall pay, for each day of payment delay, interest, computed daily on the sum due, at a rate equal to the Past Due Rate; and/or

     c. subject to the outcome of Arbitration and Consultation as provided for in Article 34.2, terminate this Agreement with respect to any undelivered Aircraft or services with respect to such undelivered Aircraft as are subject to this Agreement; and/or

     d. subject to the outcome of Arbitration and Consultation as provided for in Article 34.2, exercise any rights and remedies to which the non-defaulting Party may be entitled with respect to such undelivered Aircraft pursuant to the provisions of this Agreement and as may be available at law or in equity.

13.4 The exercise or failure to exercise any remedy hereunder shall not constitute a waiver of nor prevent the exercise of any other remedy in this Agreement or any related agreement and no waiver of any breach or failure to declare any default shall prevent the non-defaulting Party from declaring this Agreement and/or Agreement PA295 to be in default and to exercise any remedy provided hereunder.


ARTICLE 14   LIMITED LIABILITY, INDEMNIFICATION

14.1 THE PARTIES TO THIS AGREEMENT EXPRESSLY RECOGNIZE THE COMMERCIAL NEED TO DEFINE, APPORTION AND LIMIT CONTRACTUALLY THE RISKS ASSOCIATED WITH THE PURCHASE, SALE AND USE OF THE AIRCRAFT AND THE PRODUCTS, INFORMATION, INSTRUCTIONS, TRAINING SERVICES AND OTHER THINGS PROVIDED UNDER THIS AGREEMENT AND ANY RELATED AGREEMENTS REFERENCED HEREIN. TO ACHIEVE THIS END, SELLER AND PURCHASER UNDERSTAND AND AGREE THAT ALL OF THEIR RESPECTIVE REMEDIES FOR ANY ALLEGED LIABILITY ARISING UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT AND ANY REMEDIES SET FORTH IN ANY RELATED AGREEMENTS INCORPORATING SELLER'S OBLIGATIONS TO PURCHASER ARISING OUT OF ARTICLES 20 AND 29 OF THIS AGREEMENT ("RELATED AGREEMENTS") SHALL BE LIMITED TO THE REMEDIES
     EXPRESSLY AGREED UPON AND STATED IN THIS AGREEMENT AND ANY "RELATED AGREEMENTS". SELLER AND PURCHASER EXPRESSLY AGREE THAT THEY SHALL HAVE NO OTHER REMEDIES OTHER THAN THOSE EXPRESSLY STATED IN THIS AGREEMENT AND ANY "RELATED AGREEMENTS" AND THAT THE TERMS OF THIS ARTICLE 14 ARE AN ESSENTIAL BASIS OF THIS BARGAIN.

14.2 THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF SELLER, AND THE REMEDIES AGAINST SELLER WHICH ARE EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY "RELATED AGREEMENTS" ARE EXCLUSIVE AND IN LIEU OF ANY OTHER WARRANTIES, OBLIGATIONS, LIABILITIES AND REMEDIES OF ANY NATURE WHATSOEVER, EXCEPT WITH RESPECT TO
     WARRANTY OF TITLE. PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES SELLER'S DISCLAIMER OF ALL OTHER WARRANTIES, GUARANTEES, OBLIGATIONS, AND LIABILITIES OF SELLER AND EXPRESSLY WAIVES ALL OTHER RIGHTS OR REMEDIES AGAINST SELLER, EXPRESS OR IMPLIED, ARISING BY LAW, IN CONTRACT, IN TORT OR OTHERWISE, WITH RESPECT TO ANY BREACH OF THIS AGREEMENT, INCLUDING DELAY OR DEFAULT, AND WITH RESPECT TO ANY DEFECT, NONCONFORMANCE OR DEFICIENCY IN ANY PRODUCTS DELIVERED UNDER THIS AGREEMENT AND ANY "RELATED AGREEMENTS" OR IN ANY OF THE MANUALS, TECHNICAL PUBLICATIONS, INFORMATION, INSTRUCTIONS OR OTHER GOODS OR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT.

     WITHOUT LIMITATION, SELLER HEREBY DISCLAIMS:

     (I)  ALL IMPLIED WARRANTIES OF MERCHANTABILITY;

     (II) ALL   IMPLIED  WARRANTIES  OF  FITNESS  FOR  A  PARTICULAR
          PURPOSE; AND

     (III)   ALL   IMPLIED   WARRANTIES  ARISING  FROM   COURSE   OF
          PERFORMANCE,   COURSE  OF  DEALING  OR  USAGE   OR   TRADE
          PRACTICES.

     AS USED HEREIN, THE TERM "SELLER" INCLUDES SELLER, ITS PARENT, SUBSIDIARIES, AFFILIATES OR RELATED COMPANIES, ASSIGNEES AND SUCCESSORS, VENDORS AND SUBCONTRACTORS AS WELL AS ALL OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS AS USED HEREIN, THE TERM "PURCHASER" INCLUDES PURCHASER, ITS PARENT, SUBSIDIARIES, AFFLILIATES AND RELATED COMPANIES, ASSIGNEES AND SUCCESSORS AS WELL AS PURCHASER'S OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS.

14.3 NEITHER SELLER NOR PURCHASER SHALL, UNDER ANY CIRCUMSTANCES OR UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), HAVE ANY LIABILITY TO THE OTHER PARTY FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL AND/OR PUNITIVE DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES RESULTING FROM ANY BREACH OF THIS AGREEMENT OR FAILURE OF EITHER PARTY TO PERFORM ANY OBLIGATION HEREUNDER. SELLER AND PURCHASER EXPRESSLY WAIVE ANY AND ALL RIGHTS WHICH IT MAY HAVE OTHERWISE HAD TO SEEK AND/OR TO RECOVER SUCH DAMAGES, EXCEPT IF OCCASIONED BY WILLFUL MISCONDUCT OF THE OTHER PARTY. NOTHING CONTAINED HEREIN SHALL PRECLUDE PURCHASER FROM EXERCISING ANY REMEDIES IT HAS OR MAY HAVE UNDER ANY "RELATED AGREEMENTS".

14.4 NOTHING CONTAINED IN THIS ARTICLE 14 SHALL CONSTITUE A WAIVER OR RELEASE OR RENUNCIATION OF, OR INDEMNITY FOR, ANY LOSSES, DAMAGES OR CLAIMS BY PURCHASER AGAINST SELLER FOR CONTRIBUTION TOWARD THIRD PARTY BODILY INJURY OR PROPERTY DAMAGE CLAIMS BASED ON PRODUCT LIABILITY THEORIES (TO THE EXTENT OF SELLER'S RELATIVE PERCENTAGE OF THE TOTAL FAULT OR OTHER LEGAL RESPONSIBLITY OF PERSONS CAUSING SUCH BODILY INJURY OR PROPERTY DAMAGE).

14.5 EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, PURCHASER SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS SELLER, AS DEFINED IN ARTICLE 14.3 ABOVE, FROM AND AGAINST ALL CLAIMS, DEMANDS OR CAUSES OF ACTION, LIABILITIES, LOSSES, JUDGEMENTS, SUITS (INCLUDING, BUT NOT LIMITED TO, COSTS, EXPENSES AND LEGAL FEES INCIDENT THERETO), AND DAMAGES OF ANY NATURE - TANGIBLE OR INTANGIBLE, WHETHER IN CONTRACT, TORT, STATUTE OR OTHERWISE, WHICH IN ANY WAY ARE CONNECTED TO OR ARISING FROM THIS AGREEMENT OR THE USE, OPERATION, OWNERSHIP OR CONTROL OF THE AIRCRAFT, AND WHICH RESULT IN ANY DEGREE FROM ACTS OR OMISSIONS OR THE LEGAL RESPONSIBILITY OF PURCHASER. FURTHERMORE, PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS SELLER FROM AND AGAINST SUCH OCCURRENCES, MENTIONED IN THE PRECEDING SENTENCE, CAUSED BY PURCHASER OR SELLER, (WHETHER OR NOT ARISING FROM THEIR NEGLIGENCE), ARISING OUT OF, RELATING TO OR RESULTING FROM THE OPERATION OF THE AIRCRAFT SUBSEQUENT TO THE ACCEPTANCE OF SUCH AIRCRAFT OR THE ACTS OR OMISSIONS OF SELLER WHEN PERFORMING SERVICES AT PURCHASER'S FACILITY OR UNDER PURCHASER'S AUSPICES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE 14.5, SELLER SHALL NOT BE ENTITLED TO INDEMNIFICATION FOR BODILY INJURY, DEATH OR LOSS OR DAMAGE TO PROPERTY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER.

14.6 IN THE EVENT THAT ANY PART OF THIS ARTICLE 14 IS HELD TO BE INEFFECTIVE FOR ANY REASON, THE REMAINDER OF SUCH PROVISION SHALL REMAIN IN FULL FORCE AND EFFECT. IN THE EVENT ANY TERM OF THIS ARTICLE 14 CONFLICTS WITH THE TERMS OF ANY OTHER ARTICLE OF THIS AGREEMENT, THE TERMS OF THIS ARTICLE 14 SHALL PREVAIL.


ARTICLE 15   PATENT INFRINGEMENT

15.1 Seller shall indemnify and hold harmless Purchaser from and against all claims, suits, demands, proceedings, damages and costs or expenses (excluding any incidental or consequential damages and excluding any liabilities, costs, loss of revenues or profit resulting from loss of use, but including costs of replacing the infringing item or of otherwise curing any infringement preventing Purchaser from using the Aircraft), resulting from any actual or alleged infringement of any Canadian, U.S., and German patents which have been issued as of the date of delivery of the Aircraft, by the Aircraft, or by any accessory, equipment or part installed therein. Such indemnity shall also extend to patents issued by other countries only if from the time of design of the Aircraft, system, accessory, equipment or part until the alleged infringement claims are resolved:

     a. such other country in which the Aircraft is permanently registered has ratified and adhered to and is at the time of the actual or alleged infringement, a contracting party to the Chicago Convention on a International Civil Aviation of December 7, 1994 and is fully entitled to all benefits of Article 27 thereof, and

     b. such other country and the country of registration shall each have been a party to the International Convention for the Protection of Industrial Property (Paris Convention) or have enacted patent laws which recognize and give adequate protection to inventions made by the nationals of other countries which have ratified, adhered to and are contracting parties to either of the foregoing conventions.

15.2 Seller's obligation under Article 15.1 herein

     a. shall not apply to Purchaser furnished equipment nor to any accessory, equipment or part that was not manufactured by Seller or pursuant to Seller's detailed design nor to any accessory, equipment or part manufactured to Seller's detailed design without Seller's written authorization.

     b. is conditional upon Purchaser giving Seller written notice within ten (10) days after Purchaser receives notice of a suit or action against Purchaser alleging infringement or within twenty-five (25) days after Purchaser's receipt of written claim of infringement, whichever occurs first.

     c. is conditional upon Purchaser promptly furnishing to Seller all data, records and assistance, within Purchaser's control, material to such claim, suit, demand or proceedings, and, except as to amounts payable under a judgement, upon Purchaser not making payment and assuming any liabilities or paying any, damages, royalties or costs without the prior approval of Seller.

15.3 Seller shall be entitled, in its own name or on behalf of Purchaser, to conduct negotiations and/or settlements with the party or parties alleging infringement and may assume and conduct the defense of any suit or claim. In each case, Seller will consult with Purchaser and be cognizant of its operational needs in any settlement or conduct of its defense.

15.4 In the event Purchaser is legally prevented from using any accessory, equipment or part of an Aircraft because of any such infringement pursuant to Article 15.1 herein, Seller shall, at its option and expense, procure for Purchaser the right to unrestrictively use such accessory, equipment or part, or replace and install such accessory, equipment or part as soon as possible with a non-infringing substitute which shall be deemed to be in compliance with this Agreement or to modify it so it becomes not infringing but equivalent.

15.5 The foregoing states the entire liability of Seller concerning patent infringement in the course of, or resulting from, sales of Aircraft under this Agreement.


ARTICLE 16   ASSIGNMENT, RESALE, LEASE, MERGER OR TRANSFER OF ASSETS

16.1 Neither the rights nor the obligations of either Party under this Agreement may be assigned, transferred or otherwise disposed of, in whole or part, by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed.

16.2 a. Notwithstanding Article 16.1 hereinabove, Seller may assign any of its rights to receive payments hereunder to any third party and/or any part of its rights and obligations herein including, but not limited to, its title to or any interest in any Aircraft or service to be delivered hereunder, its right to receive payments and to be indemnified, to any subsidiary or affiliate of Seller.

        b. Notwithstanding Article 16.1 hereinabove, Purchaser or its asignee may assign or reassign any of its rights and obligations herein, including rights and obligations in the Schedule, to its parent company, or any wholly owned subsidiary, or a wholly owned subsidiary of its parent company.

16.3 Prior to delivery of the Aircraft and receipt of total payment by Seller pursuant to Article 4.1 or as otherwise provided in
     Article 20, Purchaser shall not resell, lease, transfer, pledge or otherwise dispose of the Aircraft, or contract to do so, without Seller's prior written consent. The consent of Seller shall not be unreasonably withheld or delayed to a transaction involving any Aircraft, provided that the main purpose of such transaction is to arrange financing for the acquisition of such Aircraft by Purchaser and provided further that Purchaser shall be the operator of such Aircraft after delivery. Such transaction shall not modify in any way Seller's rights hereunder, or release Purchaser from any of its obligations hereunder, or require Seller to divest itself of title to or possession of such Aircraft, until delivery and payment thereof as provided herein. Purchaser acknowledges that any purported assignment of any rights pursuant to this Agreement without the written consent of Seller shall be without legal force or effect.

16.4 In the event of the resale, lease, transfer or other disposal of any Aircraft by Purchaser with Seller's prior written consent, Purchaser's rights pursuant to this Agreement shall inure to the benefit of such purchaser, lessee or other transferee, as the case may be, from the date of Seller's approval of such resale, lease, transfer or other disposal provided the subsequent purchaser, lessee or other transferee undertakes in writing to be bound by and comply with all terms, conditions and limitations applicable to Purchaser pursuant to this Agreement. Nothing contained herein shall preclude Purchaser from reselling, leasing, transferring, or otherwise disposing of its interest in an Aircraft subsequent to its delivery without Seller's consent, provided that, in that instance, no rights contained in this Agreement shall be assigned.

     16.5.     *******


ARTICLE 17   SELLER'S REPRESENTATIONS AND WARRANTIES

Seller represents that it:

     (i) is a company duly organized and lawfully existing and in good standing under the laws of the Federal Republic of Germany and has the necessary power to own its property and to carry on its business as is now being conducted,

     (ii) has the full power and authority to execute, deliver and perform its obligations under this Agreement, the same having been duly authorized by all proper and necessary corporate action, and no consent or approval of stockholders or any other person or consent or approval of, notice to, or filing with, any public authorities is required as a condition to the validity of this Agreement,

     (iii) this Agreement constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms,

     (iv) no proceedings are pending or threatened against Seller before any court or administrative agency, that, in the reasonable opinion of Seller will materially adversely affect the ability of Seller to perform its obligations under this Agreement,

     (v) there is no provision in the charter of by-laws of Seller and no provision of any existing mortgage, debenture, contract or agreement binding on Seller or affecting its properties that conflicts with or, in any ways prevents the execution, delivery or performance by Seller of this Agreement, and

     (vi) there is no governmental regulation, treaty or order that shall be contravened by the execution, delivery and performance of this Agreement by Seller.


ARTICLE 18   PURCHASER'S REPRESENTATIONS AND WARRANTIES

Purchaser represents that it:

     (i) is a company duly organized and lawfully existing and in good standing under the laws of the State of California, United States of America, and has the necessary power to own its property and to carry on its business as is now being conducted,

     (ii) has the full power and authority to execute, deliver and perform its obligations under this Agreement, the same having been duly authorized by all proper and necessary corporate action, and no consent or approval of stockholders or any other person or consent or approval of, notice to, or filing with, any public authorities is required as a condition to the validity of this Agreement,

     (iii) this Agreement constitutes a valid and legally binding obligation of Purchaser enforceable in accordance with its terms,

     (iv) no proceedings are pending or threatened against Purchaser before any court or administrative agency, that, in the reasonable opinion of Purchaser will materially adversely affect the ability of Purchaser to perform its obligations under this Agreement,

     (v) there is no provision in the charter of by-laws of Purchaser and no provision of any existing mortgage, debenture, contract or agreement binding of Purchaser or affecting its properties that conflicts with or, in any ways prevents the execution, delivery or performance by Purchaser of this Agreement, and

     (vi) there is no governmental regulation, treaty or order that shall be contravened by the execution, delivery and performance of this Agreement by Purchaser.


ARTICLE 19 RESERVED


ARTICLE 20 **********20.1**********














     20.2**********























          A)**********




















    B)**********

    i)   **********









          ii)  **********iii) **********



















    **********

    i)   **********









     ii)  **********

          i)   D)        **********









    ii)  **********







    iii) **********



















    iv)  **********




    v)   **********








    E)   **********














    F)   **********

20.3**********








    A)**********

    i)   **********









    ii)       **********







    iii) **********









    iv)  **********















    v)   **********









    vi)  **********









     vii) **********
    B)**********

    i)**********





    ii)**********













    C)   **********


    i)**********

    ii)**********



          iii)**********


          D)   ***********









    (i)**********



    (ii)**********



          (iii)**********










    E)   **********







    F)   **********







          G)   **********














          H)   **********


















































I)**********










20.4**********

    20.5**********

    a.**********




b.**********




20.6**********


20.7 **********






20.8 **********




20.9      **********














20.10**********

    a.**********




    b.**********


    c.**********


          d.**********



e.**********



ARTICLE 21   PA296 OPTION AIRCRAFT

21.1 Seller hereby grants Purchaser the option to purchase as many as twenty-three (23) additional Aircraft (the "PA296 Option") incorporating the Optional Equipment ("PA296 Option Aircraft"). PA296 Options not exercised prior to *************, will expire on that date.

21.2 PA296 Option Aircraft may be exercised by Purchaser in blocks of five (5) or more Aircraft. Timing and procedures for the exercise of options for PA296 Option Aircraft in blocks of delivery positions shall be as follows:

     a. Not later than ****************prior to Purchaser's desired delivery month of the first PA296 Option Aircraft in that block, Purchaser shall give notice ("Preliminary Notice") to Seller of its conditional intention to purchase PA296 Option Aircraft and indicating its desired delivery month for the PA296 Option Aircraft in that block.

     b. During the **************** following the date of Preliminary Notice, Seller and Purchaser will discuss and agree on available delivery positions******.

     c. Not later than *************************** prior to the first day of the month in which a PA296 Option Aircraft is agreed to be delivered pursuant to Article 21.2.b hereof, Purchaser shall give notice ("Notice of Exercise") to Seller of its exercise of its option to purchase the PA296 Option Aircraft in that block together with a non-refundable cash deposit in the amount of US$****** per PA296 Option Aircraft, at which time the PA296 Option Aircraft shall become firm Aircraft. Unless Seller and Purchaser have otherwise mutually agreed, if Purchaser has not given Notice of Exercise no later than the date specified herein, the Preliminary Notice shall expire, but Purchaser shall retain the same number of PA296 Options as if Preliminary Notice had not been given.

21.3 a. The base price of each PA296 Option Aircraft is the Aircraft Base Price as determined in accordance with and set forth in Article 3.1 (except that the price for SCN 259F998 shall be reduced to US$******, increased by any additional Optional Equipment selected by Purchaser not listed in Exhibit II, Clause 2.2 ("PA296 Option Aircraft Base Price").

          b.   **********






21.4 RESERVED

21.5 a. The Adjusted PA296 Option Aircraft Base Price is based on January 1999 economic conditions and is subject to adjustment from January 1999 to the month of PA296
          Option Aircraft delivery in accordance with the Price Adjustment Formula and the terms of this Agreement with respect to the application of the Price Adjustment Formula. The Adjusted PA296 Option Aircraft Base Price so adjusted shall be referred to as the "PA296 Option Aircraft Delivery Price."

     b. Except as otherwise provided in this Article 21.5b, the PA296 Option Aircraft Delivery Price is exclusive of any Taxes, which shall be for the account of Purchaser. If under the provision of any applicable law or regulation such Taxes are to be paid by Seller, Purchaser shall reimburse Seller accordingly. Seller hereby represents to Purchaser that pursuant to current U.S. and German law, German and U.S. Taxes are not applicable to aircraft sold and exported from Germany into the United States. Should there be a change in such law, Purchaser and Seller agree to modify this Agreement on mutually acceptable terms (which may include mutual termination). Purchaser shall, in any case, not be responsible for any Taxes normally borne by sellers of aircraft, including but not limited to Taxes on Seller's gross or net income.

21.6 The PA296 Option Aircraft Delivery Price shall be payable by Purchaser to Seller as follows:

     a. Application of the deposit paid in accordance with Article 21.2.c. above, in the amount of US$********** (which when paid shall be deemed a Deposit);

     b.   On **********


          **********(which  when paid shall  be  deemed  a  Progress
     Payment); and

     c. Upon delivery of each PA296 Option Aircraft, the balance of the PA296 Option Aircraft Delivery Price.

21.7 **********




21.8 Seller shall submit an invoice to Purchaser for each payment due pursuant to Article 21.6 above. The invoice for the balance of the PA296 Option Aircraft Delivery Price shall detail the price adjustment calculations pursuant to Article
     21.5 above and the provisions of Article 4.4 above shall apply to payments under this Article 21.

21.9**********





21.10      With  respect  to each PA296 Option Aircraft  ordered  by
     Purchaser, Purchaser shall perform a technical inspection, reinspection if necessary, and accept delivery of each PA296 Option Aircraft at the Delivery Location. The inspection, acceptance, delivery and ferry of the PA296 Option Aircraft shall be completed in accordance with Article 5 above.
     ******











21.12***********










21.13**********










ARTICLE 22   RESERVED


ARTICLE 23  **********

**********












ARTICLE 24  **********
24.1**********
24.2 **********


     a.   **********
     b.     **********
     c.     **********
     d.     **********

     e.   **********


24.3 **********






ARTICLE 25 RESERVED


ARTICLE 26 RESERVED


ARTICLE 27   RESERVED


ARTICLE 28 RESERVED


ARTICLE 29 **********29.1**********




29.2      a.**********














               **********















               (B).  **********




               (C).      **********(D).      **********
                    (i)       **********



                    (ii)      **********


                    (iii)     **********
     (E).           **********






     b.          **********







     c.   **********














d. **********









     29.3 a.**********
          b.**********




     c.   **********








29.4 d.********************




ARTICLE 30 **********

30.1 **********



**********





30.3 **********





30.4 **********





30.5 **********






30.6 **********





ARTICLE 31   RESERVED


ARTICLE 32   RESERVED


ARTICLE 33   NOTICES, REQUESTS

33.1 All notices and requests required or authorized hereunder shall be made in written form and served by certified mail (return receipt requested) or by facsimile (with a confirming telephone call), or delivered by an established overnight courier service (with proof of delivery) addressed to the following addresses:

     In  the  case of Seller to:     In the case  of the Purchaser to:

     Fairchild Dornier GmbH                  Atlantic Coast Airlines
     c/o  Fairchild  Dornier Corporation     45200  Business Court
     Worldgate Plaza IV, Seventh Floor       Dulles, VA 20166
     12801 Worldgate Drive                   U.S.A.
     Herndon, VA 20170
     U.S.A.                                  Attn:  General Counsel

     Attention: Vice President, Contracts    Fax  Number:703-650-6294
     Fax Number:  703-375-3911

33.2 All notices and requests required or authorized hereunder shall be deemed to be effective upon receipt by the Parties at the above addresses, unless the Parties otherwise notify each other in writing of changes of address.


ARTICLE 34   APPLICABLE LAW, JURISDICTION

34.1 This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The application of the UN Convention on Contracts for the International Sale of Goods is expressly excluded.

34.2 The Parties agree to attempt in good faith to resolve any controversy or claim arising out of or relating to this
     Agreement by meetings between the senior management of both Parties ("Consultation"). If the matter has not been resolved pursuant to the aforesaid Consultation within forty-five (45) days of the commencement of such Consultations (unless extended by mutual agreement), or if a resolution satisfactory to both Parties is not concluded, the Parties agree that the controversy shall be settled by binding arbitration as the exclusive method of dispute resolution in accordance with the Commercial Rules of the American Arbitration Association by a sole arbitrator ("Arbitration"). The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. et seq., and judgement upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be a mutually agreed location in the continental U.S. not served by Purchaser and not home to Seller's or Purchaser's headquarters offices. The arbitrator shall decide any dispute according to the terms of this Agreement and governing law as specified in Article 34.1. The arbitrator is not empowered to award damages in excess of the amounts specified in this Agreement or otherwise in excess of actual damages and no damages may be awarded for loss of revenue or profit or any indirect, incidental, consequential or punitive damages of any kind or nature. The Parties hereby consent to the personal jurisdiction of the Federal courts of Texas with respect to Seller and Virginia with respect to Purchaser solely with respect to the enforcement of a judgement of an award rendered by an arbitrator pursuant to this Article 34.2.

34.3 Seller and Purchaser shall each be responsible for their own legal fees related to the negotiation and preparation of this Agreement.


ARTICLE 35   MISCELLANEOUS

35.1 Confidentiality

     a. This Agreement and the terms hereof, as well as all information and data disclosed in connection with the execution of this Agreement or disclosed as required by this Agreement, are confidential and may not be disclosed by either Party to any third party, except

          (i) to associated companies, subsidiaries or affiliates of the Parties;

          (ii) to its advisors, counsel , financial advisors, and accountants under confidentiality agreement;

          (iii)as required by law or regulation;

          (iv) as required to perform and enforce the terms hereof;

          (v) upon receipt by the disclosing Party of prior written consent of the other Party, which shall not be unreasonably withheld; or

          (vi) to assignees or transferees of either party.

     b. The Parties acknowledge that should either Party breach this Article 35.1 that such a default cannot be cured and the cure period as provided in Article 13.1c. does not apply in the case of such a default.

35.2 Year 2000 Readiness Disclosure

     Seller and Purchaser acknowledge for the benefit of the other that in order to comply with the terms of this Agreement, each Party must become, in a timely manner, "Year 2000 Compliant" (as defined below), both as to its products and services, including the Aircraft, and as to its continuing ability to meet in a timely manner its obligations under this Agreement. Therefore, each Party covenants and agrees that it shall be, in all material respects, Year 2000 Compliant and shall be able to conduct its business and perform its obligations under this Agreement notwithstanding the technological and other issues revolving around the ability of computers and other data processing systems to perform functions correctly which refer to dates or time periods on and after January 01, 2000. "Year 2000 Compliant" shall mean (i) the Party is now planning and taking action to implement and will continue to implement, in a commercially reasonable manner, any and all measures to perform this Agreement according to its terms, (ii) all the Party's computers and data processing systems shall be upgraded, replaced or adjusted as necessary to permit it to conduct its business as usual and to comply with this Agreement regardless of dates used in such programs or systems, on or after January 01, 2000, and (iii) all computer programs and data processing systems of the Party shall be upgraded, replaced or adjusted, as necessary, in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner. Failure by either Party, or the Aircraft to be Year 2000 Compliant is not an Excusable Delay.

35.3 Waiver

     The failure of either Party to enforce at any time any of the provisions of this Agreement, or to require at any time the performance by the other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any part thereof, or the right of said Party thereafter to enforce each and every such provision. The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

35.4 Severability

     If any provision of this Agreement contravenes any law, such provision shall be deemed not to be part of this Agreement and the remainder of this Agreement shall be valid and binding as though such provision was not included therein. To the extent a provision of this Agreement would be enforceable under the applicable law with modification to conform to the requirements of such law, the Parties agree to negotiate in good faith for a written amendment of this Agreement promptly upon discovery of the nonconformity and to perform and accept performance of the Agreement as modified to conform to the applicable law.

35.5 Data, Reproduction

     a.   Purchaser   shall  provide  to  Seller,  as   Seller   may
          reasonably  request,  all  the  necessary  existing   data
          pertaining  to  the  operation  of  the  Aircraft  for  an efficient and coordinated survey of all reliability, maintainability, operational and cost data for the sole purpose of improving the safety, availability and operational costs of the Aircraft, provided such data are of the type and in the form normally kept by Purchaser in its operation, and provided further that any such Purchaser data as it may be assembled or compiled by Seller shall not be provided to any other party and such data shall be treated as confidential by Seller. Seller shall provide Purchaser at least one copy of any such assembled or compiled information.

     b. Nothing in this Agreement shall convey to Purchaser the right to, and Purchaser shall not, reproduce or cause the reproduction of an Aircraft, or part thereof, in a design identical with or similar to that of the Aircraft, or parts thereof, nor shall this Agreement grant to Purchaser a license under any patents or other rights owned or controlled by Seller or by any subsidiary, associated or affiliated company of Seller or by any of their vendors or subcontractors.

35.6 Payments

          a. All payments due under this Agreement to either Party, unless otherwise agreed, shall be effected in US Dollars in immediately available US funds on the dates due to the following bank accounts:

          (i)  For Seller:

               **********





          (ii) For Purchaser:
               ***********




          The payments are deemed to have been made as soon as such amounts have been credited to the above accounts. The place of performance for Purchaser's payments shall be New York, or such other place as may be designated by Seller. The place of performance for Seller's payments shall be Virginia, or such other place as may be designated by Purchaser.

     b.   Any amounts payable to Seller under Article 4.1.c, 20, and
          21.6 and any amounts payable to Purchaser under Articles 4.1.d, 11.4, 12.4, 20, 21.7, 21.12, and 29.2.a are
          absolute net and without any deductions. Under no circumstances shall the amounts payable to either Party be subject to withholding, set-off, discount, counterclaim or any other right unless undisputed or finally determined in accordance with the terms of this Agreement.

35.7 Language

     The Parties agree that this Agreement, all correspondence, documents and any other written matters in connection with this Agreement shall be in English.

35.8 Consideration

     THE OBLIGATIONS AND LIABILITIES OF SELLER AND PURCHASER, INCLUDING BUT NOT LIMITED TO THE WARRANTIES AND LIMITATION OF WARRANTY AND LIABILITY SET FORTH IN ARTICLE 14 AND EXHIBIT VIII AND IX HEREIN HAVE BEEN DISCUSSED, UNDERSTOOD AND AGREED TO BETWEEN THE PARTIES AS FUNDAMENTAL CONSIDERATION OF THE AIRCRAFT DELIVERY PRICE.

35.9 Entire Agreement

     This Agreement, the Exhibits attached hereto, any related agreements and the matters referred to herein constitute the entire agreement between the Parties and supersede and cancel all prior representations, negotiations, undertakings, letters, acceptances, agreements, understandings, contracts and other communications, whether verbal or written, between the Parties or their agents or representatives, with respect to or in connection with the subject matter of this Agreement and no agreement or understanding arising after the execution of this Agreement varying the terms and conditions hereof shall be binding on either Party unless in written form and duly signed by authorized representatives of both Parties. This requirement of written form shall also apply with respect to verbal waivers of such written form. In the event of any inconsistencies between Articles 1 through 35 of this Agreement and any of the Exhibits, the Specification or other documents referred to herein, the provisions of Articles 1 through 35 of this Agreement shall prevail.

35.10 Press Releases

     The timing and content of any public announcement with respect to this transaction will be subject to the mutual agreement of the Parties.

35.11 Corporate Guarantee

     ***************

     Purchaser's obligations hereunder to Seller shall be guaranteed by Atlantic Coast Airlines Holdings, Inc***************

35.12 Execution, Effectiveness

     This  Agreement shall be effective upon its execution  by  both
     Parties.

     This Agreement and any supplements and amendments to this Agreement may be executed in one or more counterparts. Each such executed counterpart shall be deemed an original, but all such executed counterparts together shall constitute one and the same instrument.



                    [NEXT PAGE IS SIGNATURE PAGE]
IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.




Atlantic Coast Airlines            Fairchild Dornier GmbH
(Purchaser)                        (Seller)



(signature)                        (signature)



(name)                             (name)



(title)                            (title)


                              EXHIBIT I

                            SPECIFICATION


I.1Aircraft Specification


The Aircraft specified in this Agreement is defined as the Dornier model 328-300, twin-turbojet regional transport aircraft, manufactured in accordance with the Specification AVS 001D 000 A0100 000D of October 1998 ("Specification"), which has been supplied to Purchaser under separate cover and the receipt of which is deemed to have been confirmed by Purchaser's execution of this Agreement.


I.2Aircraft Performance

The performance of the Aircraft built to the Specification is defined in the Specification Appendix 1 AVS 001D 000 A1100 000D of October 1998 as supplemented by the Aircraft Flight and Operations Manuals.


                             EXHIBIT II

                         OPTIONAL EQUIPMENT


II.1 SPECIFICATION CHANGE NOTICES ("SCNs")

The Aircraft shall be configured with an APU, ground spoilers and a suitable airline interior satisfactory to Purchaser.

Optional Equipment shall conform with the corresponding SCNs more fully described in the Specification, Specification Change Notices AVS 001D 000 A3100 000D dated October 1998 or as otherwise agreed pursuant to the provisions of this Agreement. SCN prices are based on January 1999 economic conditions.

II.2 SCN SELECTION

The Optional Equipment set forth in Clause II.2.2 below shall also be installed in and delivered with each Aircraft.

II.2.1    Standard SCNs

SCN CODE                     TITLE                       PRICE
033F007   Maximum Gross Weight/Zero Fuel Weight           **
          Increase
235-001   3rd Audio Panel                                 **
252-003   Pax Seats with moving aisle armrests            **
344F022   Ground  Proximity Warning System Mode 1 to      **
          7 with Windshear Detection
346F004   Traffic Alert and Collision Avoidance           **
          System II

II.2.2    Purchaser's Optional Equipment

SCN CODE                  TITLE                          PRICE
110J002   Placards and Markings in English                 **
111F070   United Airlines Paint Scheme                     **
212-001   Ground Connector for Air Conditioning            **
233F012   Computerized Cabin Briefing System               **
          (PBS 250)*
234F003   2nd Cabin Handset for Standard Galley            **
250F058   ACA/United Airlines Interior Design              **
251F008   Checklist Holder for 328JET                      **
252-022   Pax Seat without ashtray (32 seats)              **
252F049   Weatherproof Pax Door Curtain                    **
252K029   Leather Seat Covers - 32 seats                   **
253F040   Standard Galley with one set of
          drawers and two coffee makers                    **
253F048   Two Ice Containers in Galley with                **
          Drawer Set
253F050   Snowy White Separation Wall BH37                 **
254F006   Wet Towel Dispenser in Lavatory                  **
259F173   Cabin Layout - No. of Pax 32                     **
259F998   Cabin Shell Interior Color Change in             **
          Snowy White
262F003   Cargo Compartment with Smoke
          Detection and Fire Suppression System            **
334-001   Logo Lights                                      **
334K008   P-880 Honeywell Weather Radar                    **
345F023   ATC II System, Mode S, Diversity (two
          ant.) 8.33/252 Hz separation                     **
345K018   Honeywell Global Positioning System              **
          with Non-Precision Approach
351F001   Three Puritan-Benitt Sweep-On 2000               **
          Quick-Don Masks
353-001   Two additional Protective Breathing              **
          Equipment (one PBE std. in A/C)
251F012   L/H Avionics Rack Panel Removal                  **
          "Pull" Sticker on Lav Door                       **
081K001   Ballast for Frame Station 1                      **
252F055   Carpet Strip Replacement                         **
256F039   First Aid Kit and Flashlight mounting            **

                          TOTAL                         US$**

-    Price does not include programming cost.


                             EXHIBIT III

                          DELIVERY SCHEDULE

   Number of       Year
    Aircraft
       **           ****    ****
       **           ****    ****



                             EXHIBIT IV

                       POWER OF ATTORNEY FORM



Atlantic Coast Airlines (the "Purchaser") authorizes herewith the individuals listed below to inspect the Dornier Model 328-300 aircraft (the "Aircraft") and to participate in the acceptance tests in order to evaluate the compliance of the Aircraft with the terms and conditions of the Aircraft Purchase Agreement, dated December 20, 2000, between Purchaser and Fairchild Dornier GmbH.


For the purpose of signing the Certificate of Technical Acceptance and the Aircraft Receipt in connection with the technical acceptance and delivery of the Aircraft, Purchaser authorizes herewith the following individual(s) to act singly and individually on its behalf:



   Name                                   Position

   ________________________               __________________

   ________________________               __________________

   ________________________               __________________

   ________________________               __________________



Atlantic Coast Airlines


By:

Name:

Title:

Date:
                              EXHIBIT V

                CERTIFICATE OF FINAL ACCEPTANCE FORM



Atlantic Coast Airlines (the "Purchaser") hereby acknowledges  final
acceptance   this   ...........day  of   ......................   at
Oberpfaffenhofen, Federal Republic of Germany, of  one  (1)  Dornier
328-300 aircraft, bearing Serial Number ............ ("Aircraft").


Purchaser acknowledges that the Aircraft has been satisfactorily inspected in accordance with the terms of the Aircraft Purchase Agreement dated December 20, 2000 (the "Agreement") between Purchaser and Fairchild Dornier GmbH (the "Seller") and that on the date set forth above Seller has transferred to Purchaser and
Purchaser has accepted from Seller, in compliance with the Agreement, the risk of loss of and damage to the Aircraft described above.



Atlantic Coast Airlines


By:

Name:

Title:



                             EXHIBIT VI

                        AIRCRAFT RECEIPT FORM


The undersigned authorized representative of Atlantic Coast Airlines (the "Purchaser") hereby acknowledges

                             RECEIPT OF
                           Dornier 328-300
                           [Serial Number]
                        [Registration Number]
                       and the two (2) Engines
                        Model Number ________
                Serial Numbers:  _______ and _______

                            RECEIPT FROM
            Fairchild Dornier GmbH (hereinafter "Seller")

                             RECEIPT AT
Seller's facilities in Oberpfaffenhofen, Federal Republic of Germany

                             RECEIPT ON

Date:__________________________
Time:___________________


The foregoing described aircraft was this date delivered by Seller to the undersigned in accordance with the provisions of the Aircraft Purchase Agreement dated December 20, 2000, except as may have been noted on the Certificate of Technical Acceptance as amended and supplemented, between Purchaser and Seller.


Atlantic Coast Airlines


By:

Name:

Place and Date:
                             EXHIBIT VII

                     WARRANTY BILL OF SALE FORM


KNOW ALL MEN BY THESE PRESENTS:

THAT Fairchild Dornier GmbH ("Seller"), a corporation registered under the laws of the Federal Republic of Germany, is the owner of the full legal and beneficial title of the aircraft

Model:  Dornier 328-300
Serial Number:
Registration:

and the two engines

Model:
Serial Number:                   Serial Number:

and all appliances, parts, instruments, appurtenances, accessories, furnishings, or other equipment or property ("Parts") incorporated, installed in or on or attached to said aircraft and engines ("Aircraft");

THAT for and in consideration of the sum of US$1.00 and other valuable consideration, receipt of which is hereby acknowledged, Seller does, on the date hereof, grant, convey, transfer, bargain and sell, deliver and set over to Purchaser, its successors and assignees all of its rights, title and interest in and to the above-described Aircraft, engines and Parts, pursuant to and subject to the terms and conditions of the Aircraft Purchase Agreement dated as of December 20, 2000, to:

                       Atlantic Coast Airlines
                        45200 Business Court
                        Dulles, VA 20166 USA
                            ("Purchaser")

THAT Seller hereby warrants to Purchaser, its successors and assigns, that there is hereby conveyed to Purchaser on the date hereof, good and marketable title to the aforesaid Aircraft, engines and Parts, free and clear of all liens, encumbrances and rights of others of any nature whatsoever, and that Seller will warrant and defend such title forever against all claims and demands whatsoever.

This Warranty Bill of Sale is governed by the laws of the State of New York.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized officer this ___ day of _________ ____.


Fairchild Dornier GmbH


By:

Name:

Title:


                            EXHIBIT VIII

                         PRODUCT WARRANTIES


VIII.1    WARRANTY

VIII.1.1  Nature of Warranty

Subject to the limitations and conditions hereinafter set forth and except as provided in Clause VIII.1.2 herein, Seller warrants to Purchaser ("Warranty") that at the time of delivery, each Aircraft and the Warranted Parts shall:

a.   Conform to the Specification except as to those portions stated
     to   be   estimates,  approximations,  design  aims  or  design
     criteria;

b. Be free from defects in material or workmanship (including process of manufacture); and

c. Be free from defects in design including (i) selection of materials and (ii) process of manufacture with respect to the state of the art at the time of design.

VIII.1.2  Exceptions

The Warranty shall not apply to Purchaser furnished equipment or engines, avionics, consumables (as defined in the World Aviation Technical Operating Guide), or any other equipment, items or parts supplied by other manufacturers that were not manufactured to Seller's detailed drawings and design specifications and do not have a Seller's part number ("Vendor Parts") provided, however, any defect in Seller's workmanship in installing Vendor Parts and Purchaser furnished equipment in the Aircraft, including a failure to conform to installation provisions that invalidates any applicable Vendor warranty, constitutes a defect in workmanship which is covered by the Warranty provisions, and to defects resulting from normal wear and tear. All Aircraft parts which are not Purchaser furnished equipment or Vendor Parts are hereinafter referred to as "Warranted Parts".

VIII.1.3  Warranty Period

a. The conformity Warranty set forth in Clause VIII.1.1.a above expires on Acceptance for any non-conformity reasonably susceptible of identification during Purchaser's inspection prior to Acceptance;
     **********



b. The design, materials, process and workmanship Warranties set forth in Clauses VIII.1.1 b. and c. above, are effective for a period of **********following Acceptance of each Aircraft.


VIII.1.4  Seller's Obligations

a. Seller's obligations under the Warranty are expressly limited, at its option, and sole expense, to the timely correction, repair, replacement or rework, by Seller or Seller's authorized FAR 145 approved repair facility, in either case employing Seller's maintenance procedures, of the defective Aircraft or Warranted Part. Purchaser shall deliver such defective Aircraft and/or Warranted Part to Seller's facility or to Seller's authorized facility subject to the following:

(i) Seller shall bear the cost of delivery and return to Purchaser, by reasonable transportation means, of a defective Warranted Part;

(ii) Purchaser shall bear the cost of delivery and return to Purchaser, by reasonable transportation means, of a defective Warranted Part that is not accepted by Seller under the Warranty, provided, however, should a Warranted Part, after initial non-acceptance for "no fault found", continue to display the same failure mode which Seller cannot determine to be defective, Seller and Purchaser will discuss and mutually agree on a course of action to identify the problem. If it is subsequently determined that the defective Warranted Part is covered by the Warranty, Seller shall reimburse Purchaser for its cost for delivery, return, repair or replacement of such defective Warranted Part; and

          (iii)     *****




b. During the initial six (6) month period after Purchaser's acceptance of each Aircraft, Seller shall, in addition to its obligations stated herein, credit Purchaser for labor costs incurred only for:

(i) The removal from the Aircraft of the Warranted Part that is to be corrected, repaired or replaced pursuant to this Warranty; and

(ii) The reinstallation in the Aircraft of the reworked, repaired or replacement Warranted Part.

c. Seller will compensate Purchaser for such direct labor costs incurred pursuant to Clause VIII.1.4.b. in an amount which is the product of:

(i) US$**** per hour (Seller agrees to perform any work under this Clause at its Texas facility for USper hour), subject to adjustment in accordance with Exhibit XI; multiplied by,

(ii) The number of direct man-hours determined by Seller's maintenance documentation or based on Seller's reasonable estimate of man-hours required to remove and replace such Warranted Part, if the number of man-hours is not stipulated in Seller's maintenance documentation.

d. The Warranty, the Service Life Policy (Clause VIII.2 below) and Vendor Claims Assistance (Clause VIII 3.3 below) shall be administered and implemented in accordance with the reasonable provisions of the Warranty Administration Procedures set forth in the then current Customer Support Manual ("Manual"), as may be revised from time to time. If the terms of the Manual vary from or are inconsistent with any relevant provision of this
     Exhibit VIII, the terms of this Exhibit VIII shall apply. No Manual provision shall operate so as to limit Purchaser's rights and Seller's obligations as set forth in this Exhibit VIII.

******
e. During the Warranty Period of each Aircraft and the Warranted Parts, Seller shall provide to Purchaser ******* Notwithstanding the above, if the AD is, or the SB in (ii) or
     (iii) above is the result of an AD which is, (A) applicable to all aircraft in general or to aircraft in the same category as the Aircraft, or (B) is imposed by the FAA as a result of Purchaser's use or place of operation of the Aircraft, the modification kits will be purchased by Purchaser at Seller's then valid catalog prices.

f. Furthermore, during the Warranty Period, Seller shall ******* the AD is issued as, or the highly recommended SB is issued pursuant to an AD which is, a result of Clause VIII.1.4.e.(A) or (B) above. The amount to be reimbursed to Purchaser will be based on Seller's reasonable determination of man-hours required to perform such modification multiplied by US$**** (Seller agrees to perform any work under this Clause at its Texas facility for US$**** per hour), subject to adjustment in accordance with Exhibit XI.

g.   **********








VIII.1.5  Purchaser's Compliance

Seller shall be relieved of its obligations and liability with respect to any claim under the Warranty, if (a) the defect resulted from normal wear and tear, or (b) Purchaser does not materially comply with Seller's Warranty Administration Procedure, or (c) the Aircraft or Warranted Part was:

i) Not operated, handled, maintained in compliance with Seller's applicable technical publications and documentation;

ii)Not repaired, altered, modified or replaced in compliance with Seller's applicable technical publications and documentation;

iii)Subject to negligence or suffered abuse;

iv)Involved  in  an  accident  and  its  repair  was  not  made   in
   accordance with Seller's Structural Repair Manual or otherwise approved by Seller; or

v) Not properly stored and protected against the elements when not in use on a regular basis, unless Purchaser furnishes Seller reasonable evidence that the events set forth in Clauses VIII.1.5.c.i) through VIII.1.5.c.v) herein were not the cause of a defect of the Aircraft or Warranted Part.

VIII.1.6   Repaired Part Warranty Period

Any replacement, correction, rework or repair of the Aircraft or the Warranted Parts under the Warranty shall not extend the Warranty Period set forth in Clause VIII.1.3.

VIII.1.7  Replaced Part Ownership

Any Warranted Part which is replaced by Seller under the Warranty shall become the property of Seller.

VIII.1.8  Records

Purchaser's failure to maintain complete records of operations and maintenance of Aircraft and its engines in accordance with the applicable requirements of Purchaser's airworthiness authority to support a warranty claim, and to make relevant records available for Seller's or the respective Vendor's warranty claim evaluation relieves Seller of its obligations under the Warranty with respect to that claim.


VIII.1.9   Limitation

Where more than one remedy or corrective action applies under any Warranty, Seller shall not be obligated to provide to Purchaser a remedy or corrective action which duplicates coverage of any other remedy or corrective action provided under such Warranty.

VIII.1.10  Product Improvement Protection

Whenever product improvements affecting the reliability or maintainability of the Aircraft are incorporated into new Aircraft after delivery to Purchaser of some of its Aircraft fleet, Seller and Purchaser shall mutually agree, on a case-by-case basis, on commercial terms and delivery schedule of such retrofit kits that would be required by Purchaser to retrofit its Aircraft fleet to a common specification.


VIII.2    SERVICE LIFE POLICY

VIII.2.1  Definitions and Scope

a. In addition to the warranties set forth in Clause VIII.1 herein, Seller agrees that should a Failure occur in any Item, the provisions of this Clause VIII.2 "Service Life Policy" shall apply. Where more than one remedy or corrective action applies under the Service Life Policy, Seller shall not be obligated to provide to Purchaser a remedy or corrective action which duplicates coverage of any other remedy or corrective action provided under such Service Life Policy.

b. For the purpose of this Clause VIII.2 the following definitions shall apply:

(i) "Item" means any of Seller's equipment, components or parts, installed in the Aircraft as set forth in Annex A to this
     Exhibit VIII;

(ii) "Failure" means any breakage of or defect in an Item in the Aircraft which materially impairs the usage or safety of the Item.

VIII.2.2  Seller's Obligations

a. Seller agrees that if a Failure occurs in an Item within **********after the delivery of each Aircraft to Purchaser, Seller shall at its own discretion and as promptly as practicable either:

(i) Design and furnish to Purchaser a correction for such Item and provide any parts required for such correction; or

(ii) Replace such Item.

b. Such correction or replacement shall be at Purchaser's cost and expense, reduced by Seller's financial participation ("Seller's Participation") as set forth in Clause VIII.2.3 herein, except as provided in Clause VIII.2.4 a, b, and c.

VIII.2.3  Seller's Financial Participation

a. Seller's Participation shall be determined in accordance with the following formula:

               **************

     where:

    **********

    **********

***********
 VIII.2.4 Transportation and Other Costs

a. Transportation from Purchaser to Seller or Seller's authorized facilities and return to Purchaser of any Item or part of the Item to be corrected, repaired or replaced under the Service Life Policy, shall be the responsibility of Seller, who shall bear any related costs, except for any and all taxes, duties and similar charges of any nature whatsoever levied in Purchaser's country, which will be for Purchaser's account.

b. Should any repair, correction or replacement of an Item under the Service Life Policy require the use of specific tooling by Purchaser which is not available at Purchaser's facilities, Seller shall assist Purchaser by making available such specific tooling on a rent free basis for the purpose of performing such repair, correction or replacement, provided that such tooling is transportable, readily available or duplicable in due time.

c. Any cost resulting from removal and/or reinstallation of Aircraft parts or of an Item which is the subject of a Failure and reassembly and installation of the corrected or replacement Item, shall be at Purchaser's expense.



VIII.2.5  Purchaser's Compliance

a. Purchaser's remedy and Seller's obligation and liability under this Service Life Policy are subject to Purchaser having:

(i) Maintained complete records of operations and maintenance of the Aircraft and its engines in accordance with the then applicable requirements of Purchaser's airworthiness authority;

(ii) Informed Seller of any significant incidents relating to an Aircraft that have occurred, which shall have been recorded in the maintenance log books of Purchaser;

(iii)Complied  with  its obligations in  respect  of  Seller's
     Warranty;

(iv) Carried out the reasonable specific structural inspection programs for monitoring purposes as may have been established from time to time by Seller and communicated to Purchaser.
     Such programs shall, as much as possible, be compatible with Purchaser's operational requirements. Reports relating thereto shall be made available to Seller; and

(v) Reported the Failure in writing to Seller within ninety (90) days after such Failure has become apparent.

b. If Seller fails to notify Purchaser, within ninety (90) days after receipt of Purchaser's report, that the reported breakage is not accepted as a Failure, it shall be deemed to be a Failure.

VIII.2.6  Limited Liability

a. NOTHING IN THIS SERVICE LIFE POLICY SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION THAT AN AIRCRAFT OR ANY ITEM WILL OPERATE WITHOUT A FAILURE, OR AS AN AGREEMENT TO MODIFY THE AIRCRAFT OR ANY COVERED ITEM TO CONFORM TO NEW DEVELOPMENTS IN THE STATE OF DESIGN OR MANUFACTURING. SELLER'S SOLE OBLIGATION HEREUNDER IS TO FURNISH CORRECTIONS OR REPLACEMENTS AND THE COST SHARING FOR FAILED ITEMS AS PROVIDED IN THIS SERVICE LIFE POLICY.

b. EXCEPT IN THE CASE OF SELLER'S GROSS NEGLIGENCE AND WILLFUL MISCONDUCT, PURCHASER'S SOLE REMEDY AND RELIEF FOR THE NON-PERFORMANCE OF ANY OBLIGATION OR LIABILITY OF SELLER ARISING UNDER OR BY VIRTUE OF THIS SERVICE LIFE POLICY SHALL BE IN MONETARY COMPENSATION, LIMITED TO THE AMOUNT PURCHASER REASONABLY EXPENDS IN PROCURING A CORRECTION OR REPLACEMENT FOR ANY ITEM WHICH IS THE SUBJECT OF A FAILURE COVERED BY THIS SERVICE LIFE POLICY AND TO WHICH SUCH NON-PERFORMANCE IS RELATED.


VIII.3    VENDOR WARRANTIES

VIII.3.1  Definitions and Scope

Seller has obtained from all its suppliers other than P&WC, which will provide its warranty directly to Purchaser ("Vendors"), enforceable, assignable and transferable warranties for Vendor parts for a period of at least ********** from the date of each Aircraft delivery. Seller shall use its best efforts to obtain a ********** warranty period, beginning on the date of each Aircraft delivery, for all Vendor parts. On delivery of each Aircraft, Seller shall transfer to Purchaser such transferable Vendor warranties.

VIII.3.2  Seller's Assistance

In the event that any Vendor does not fulfill its warranty obligations to Purchaser and Purchaser submits reasonable evidence thereof to Seller, Seller shall use its best efforts to assist Purchaser in obtaining the warranties provided by such Vendor.
**********




VIII.3.3  Claims Assistance

Upon Purchaser's request, Seller shall handle Vendor warranty claims with the respective Vendor when Purchaser's own efforts to obtain warranty claim response from the Vendor directly have been unavailing. This support shall be performed in accordance with the Warranty Administration Procedures contained in the then current Customer Support Manual and in accordance with the relevant Vendor Warranty Administration Procedures.


VIII.4    INTERFACE COMMITMENT

VIII.4.1  Definitions and Scope

a. If, during the Warranty Period, Purchaser experiences any technical problem during the operation of the Aircraft or its systems/subsystems due to the malfunction or failure of any equipment, or part thereof, the cause of which, after due and reasonable investigation, is not clearly identifiable by Purchaser, but which Purchaser reasonably believes to be attributable to the design characteristics of other components of the Aircraft or the Aircraft ("Interface Problem"), Seller shall, if requested by Purchaser, and without additional charge to Purchaser, promptly conduct an investigation and analysis of any such problem to determine the cause, and to furnish the recommended solution to such problem.

b. Purchaser shall provide Seller with all relevant data and information in Purchaser's possession relating to the Interface Problem, and shall cooperate with Seller during Seller's investigations and tests as may be required.

c. Seller shall (i) promptly advise Purchaser, in writing, of the results of its investigation, and of Seller's opinion concerning the cause or causes of the Interface Problem, and (ii) identify the corrective actions to be taken by the responsible party.

VIII.4.2  Seller's Design Responsibility

If Seller determines that the Interface Problem is primarily attributable to the design of any equipment, Aircraft component or part for which Seller has the design responsibility, Seller shall, if requested by Purchaser correct the design of such equipment or part and implement such design correction, subject to prior mutual agreement on commercial terms and conditions and on the implementation schedule.

VIII.4.3  Vendor's Design Responsibility

a. If Seller determines that the Interface Problem is primarily attributable to the design of any Vendor Part, Seller shall, if requested by Purchaser, reasonably assist Purchaser in processing any warranty claim Purchaser may have against the Vendor of such Vendor Part. **********




b. Seller shall also make its best efforts to obtain an acceptable solution to Purchaser's Interface Problem provided for under its agreements with such Vendor.

VIII.4.4  Seller's and Vendor's Design Responsibility

If Seller determines that the Interface Problem is partially attributable to the design of any equipment, Aircraft component or part for which Seller has the design responsibility and partially to the design of any Vendor Part, Seller shall, if requested by Purchaser, promptly seek and implement a solution to the Interface Problem through cooperative efforts of Seller and any Vendor involved. Seller shall promptly advise Purchaser of such corrective action as may be proposed by Seller and any such Vendor. Such proposal shall be consistent with any then existing obligations of Seller or any such Vendor hereunder.

                            EXHIBIT VIII
                               ANNEX A

                      SERVICE LIFE POLICY ITEMS


ITEM NO.                           ITEM

53                  Fuselage

                    Structure of the pressurized fuselage region

530.1               Front and rear pressure bulkheads

530.2 Skins with doublers, stringers and frames from the front pressure bulkhead to the rear pressure bulkhead

530.3 Windows and windshields attachment structure, but excluding windows and windshields

530.4 Sills, excluding scuff plates, and upper beams surrounding the door apertures

530.5 Pressurized floor and bulkheads surrounding the main landing gear wheel well

530.6               Nose landing gear bay walls and panels

530.7 Cockpit floor structure and passenger cabin floor substructure excluding floor panels and seat rails

                    Structure of the unpressurized fuselage region

530.8 Attachment fittings for nose landing gear (part of nose landing gear wheel well side wall)

530.9 Keel beam structure in the main landing gear wheel well area

530.10 Skin with stringers and frames from frame 1 to frame 3 and from frame 45 to frame 50 (Including the Vertical Stabilizer (VS) attachment frames with integral VS spars)

530.11              Attachment fittings for APU Installation

                             EXHIBIT VIII
                               ANNEX A


ITEM NO.                           ITEM

54                  Engine Nacelle

540.1               ENG/Pylon complete

540.2               ENG/Pylon forward yoke

540.3               ENG/Pylon aft yoke isolator

540.4               Nacelle access cowls

540.5               Afterbody cowls

540.6               Attachment fittings at the wing rear spar

55                  Stabilizers

551                 Horizontal stabilizer main structural box

551.1               Front, center and rear spars

551.2               Upper   and  lower  skin  panels  with  integral
                    stringers

551.3               Ribs

551.4 Attachment fittings to the vertical stabilizer box

551.5               Elevator support structure

553*                Vertical stabilizer main structural box

553.1 Front spar including fuselage attachment fitting (center and rear spars are integrated with the VS attachment frames)

553.2               Left   and   right  skin  panels  with  integral
                    stringers

*Because of the high integration of the VS structure with the rear fuselage all VS components have the rear fuselage code 536
(deviation from ATA).

                             EXHIBIT VIII
                               ANNEX A


ITEM NO.                           ITEM

553.3               Ribs

553.4 Attachment fittings to the horizontal stabilizer box

553.5               Rudder support structure

57                  Wing

571                 Center wing main structural box

571.1               Front and rear spar

571.2 Upper and lower machined panel with integral stringers and integral rib flanges

571.3               Ribs 0 to 11 left and right

571.4 Attachment fittings to the fuselage connecting rods

571.5               Wing to fuselage connecting rods

571.6               Main structural box joint elements

571.7               Landing flap support structure

572                 Outer wing main structural boxes

572.1               Front and rear spars (left and right)

572.2 Upper and lower machined panels with integral stringers and integral rib flanges (left and right)

572.3               Ribs 12 to 26 (left and right)

572.4               Landing flap support structure

572.5               Aileron support structure


                             EXHIBIT IX

                              RESERVED
                              EXHIBIT X

                              RESERVED
                             EXHIBIT XI

                      PRICE ADJUSTMENT FORMULA

XI.1 DETERMINATION OF THE AIRCRAFT DELIVERY PRICE

     For the determination of the Aircraft Delivery Price or the PA296 Option Aircraft Delivery Price, the Adjusted Aircraft Base Price set forth in Article 3.1 ****** of this Agreement, and for the purpose of adjusting other amounts pursuant to this Agreement as the case may be, shall be adjusted in accordance with the Price Adjustment Formula and the General Provisions as set forth in this Exhibit XI.


XI.2 REFERENCE INDICES

XI.2.1    LU Index:

     Average Hourly Earnings for Industry classification "Aircraft and Parts," 1987 SIC Code 372, not seasonally adjusted; as it appears in the periodical "Employment and Earnings," under the section "Not Seasonally Adjusted," Monthly Establishment Data, Hours and Earnings - National, in Table B-15. Average hours and earnings of production and non-supervisory workers on private non-farm payrolls by detailed industry; as published by the Bureau of Labor Statistics of the U.S. Department of Labor and obtained from the BLS website within one week of the delivery of each Aircraft.

XI.2.2    MU Index:

     Producer Price Index for Commodity group "Metals and Metal Products," Commodity Code 10, not seasonally adjusted; as it appears in the periodical "Producer Price Indexes" in Table 6. Producer price indexes and percent changes for commodity groupings and individual items (1982=100); as published by the Bureau of Labor Statistics of the U.S. Department of Labor and obtained from the BLS website within one week of the delivery of each Aircraft.


XI.3 PRICE ADJUSTMENT FORMULA
     ***********         **********

     **********          **********where
***********************************









**********


XI.4 GENERAL PROVISIONS

XI.4.1 In determining the Aircraft Delivery Price, the coefficients of the two ratios of the escalation formula shall be calculated to the ten thousandth (4 decimals). If the next succeeding place is five (5) or more, the preceding decimal shall be raised to the next higher figure. The final factor to be multiplied with (Pb), shall be rounded to the nearest ten thousandth (4 decimals). The amount resulting therefrom shall be then rounded to the nearest whole number (0.5 or more rounded to 1) and then be fixed as the Aircraft Delivery Price.

XI.4.2 In the event that one or both of the indices referred to herein above are discontinued, Seller shall use comparable statistics on the cost of labor for aircraft workers or the cost of materials for metals and metal products, as the case may be, published by the statistical sources set forth in Clause XI.2 herein. In the event that such sources shall no longer maintain statistics on such costs of labor or cost of materials for metals and metal products, Seller shall use comparable statistics published by a respectable financial periodical of a recognized authority. Any selection by Seller of comparable statistics shall be binding upon Purchaser.

XI.4.3 If the U.S. Department of Labor alters the compilation of the basket of available commodities or the selection of the payroll reports as basis of valuation for any of the indices used in the Price Adjustment Formula, Seller reserves the right to compute the further development of the indices being affected by such altered basis of valuation in such a manner as would have been achieved by the use of the original basis of valuation prior to the corresponding alteration decided by the U.S. Department of Labor.

XI.4.4 Final values of the above referred indices shall be used for the Aircraft Delivery Price calculation. If no "final" value is published for any of the applicable months at the time of invoicing at Aircraft delivery, then the published preliminary figures shall be used for the computation of the Aircraft Delivery Price.



                             EXHIBIT XII

                              RESERVED

                            EXHIBIT XIII

                              RESERVED

                             EXHIBIT XIV
                                *****


                             EXHIBIT XV

                            *************




                           EXHIBIT XVI - A


                                *****















                           EXHIBIT XVI - B


                                *****




































                            EXHIBIT XVII

                              RESERVED

                            EXHIBIT XVIII

                              RESERVED




                             EXHIBIT XIX

                 328-300 AIRCRAFT RETURN CONDITIONS


                             EXHIBIT XX

              CERTIFICATE OF TECHNICAL ACCEPTANCE FORM



Atlantic   Coast  Airlines  (the  "Purchaser")  hereby  acknowledges
technical  acceptance  this ...........day of ......................
at Oberpfaffenhofen, Federal Republic of Germany, of one (1) Dornier
_______ aircraft, bearing Serial Number ............ ("Aircraft").


Purchaser acknowledges that the Aircraft has been satisfactorily inspected in accordance with the terms of the Aircraft Purchase Agreement dated December 20,2000 (the "Agreement") between Purchaser and Fairchild Dornier GmbH (the "Seller") and that the Aircraft is in complete conformity, except as to non-conformance with the Specification that is not reasonably susceptible to identification in accordance with Exhibit VIII, Clause 1.3.a., with the specifications and the requirements of the Agreement without any condition or reservation, except as noted below.



Atlantic Coast Airlines


By:

Name:

Title:

Exceptions:



                SCHEDULE TO AGREEMENT PA295 AND PA296



This Schedule to Agreement PA295 and PA296 (this "Schedule") is made as of this 20 day of December 2000 by and between Fairchild Dornier GmbH ("Seller") and Atlantic Coast Airlines ("Purchaser").

A.   PREAMBLE

WHEREAS, Seller and Purchaser have entered into Agreement PA295 dated December 20, 2000, for the sale of thirty (30) Aircraft and Agreement PA296 dated December 20, 2000, for the sale of thirty-two (32) Aircraft with options for the sale of an additional twenty-three (23) Aircraft (hereinafter collectively the "Agreements");

WHEREAS, this Schedule outlines certain customer support and other inducements necessary to support the Agreements, and the Aircraft to be sold in accordance with the Agreements and this Schedule are to be sold by Seller to Purchaser on the terms and conditions of the Agreements and this Schedule and any other documents and agreements entered into by both parties in connection herewith;

WHEREAS, Seller and Purchaser agree that, with respect to this Schedule, references to a "total number of Aircraft" or Aircraft numbers above thirty (30) refer to combined fleets of Aircraft purchased under both Agreements and references to the "first Aircraft" refer to the first Aircraft delivered under Agreement PA295;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Seller and Purchaser agree as follows:

B.   SUMMARY OF DEFINITIONS

Unless the context otherwise requires, the following terms shall have the following meanings. Capitalized terms used without definition in this Schedule shall have the meaning ascribed to them in the Agreements.

AOG Spares                  Spare  Parts  required to  return  an
                            Aircraft grounded due to the lack  of
                            an    essential   part   to   revenue
                            service.  See Exhibit IX.3.7

ATA                         Air Transport Association of America

ATT                         Aircraft  Technician  Training.    See
                            Exhibit IX.2.3

FAT                         Flight   Attendant   Training.    See
                            Exhibit IX.2.4

Insurance Items             High value Proprietary Parts held  by
                            Seller  purely  as  a  precaution  in
                            order  to  preclude undue  scheduling
                            problems   and/or  economic  hardship
                            which  might  otherwise occur  should
                            the   part  be  out  of  stock   when
                            required.  See Exhibit IX.3.2

Proprietary Parts           Components,             systems,
                            accessories,    equipment    and
                            parts  manufactured to  Seller's
                            detailed  drawings  and   design
                            specifications    and     having
                            Seller's  part number as  listed
                            in  the then current Illustrated
                            Parts   Catalog.   Any  warranty
                            provisions, price discounts  and
                            other  economic benefits granted
                            to     Purchaser    under    the
                            Agreements    associated    with
                            Proprietary   Parts   shall   be
                            preserved  for Purchaser  should
                            any  or  all of such Proprietary
                            Parts  become Vendor Parts after
                            execution   of  the  Agreements.
                            See Exhibit IX.3.2

PTT                         Pilot   Transition   Training.    See
                            Exhibit IX.2.2



Standard Parts              Expendable  parts and hardware  items
                            normally   manufactured  to  national
                            standards   and  available  worldwide
                            from  various  supply  sources.   See
                            Exhibit IX.3.2


ARTICLE 1  **********

**********


ARTICLE 2  CUSTOMER SUPPORT/TRAINING PACKAGE

2.1 Seller shall provide Purchaser the customer support as described in Exhibit IX attached hereto ("Customer Support"). This Customer Support is included in the Aircraft Delivery Price at no additional cost to Purchaser, unless otherwise specified in Exhibit IX.

2.2 Customer Support shall be subject to the reasonable provisions, conditions and procedures contained in both the then current Customer Support Manual ("Manual") and Seller's then applicable general terms and conditions for sale of spare parts or repair of parts and rental agreements ("Terms and Conditions") as issued by Seller from time to time. Notwithstanding the previous sentence, no term or provision of the Manual or Terms and Conditions, as they may be issued or modified from time to time, shall vary the terms of the Agreements and the Exhibits thereto. No term or provision of any such Manual or Terms and Conditions shall limit or be deemed to limit Purchaser's rights or Seller's obligations for the provision of Customer Support.

2.3 Seller, its affiliate, or a third party selected by Seller, at Seller's discretion, shall provide Purchaser certain FAA approved initial and recurrent pilot, flight attendant, maintenance, ground handling, general familiarization and engine run-up training, as appropriate, as set forth in Exhibit IX, attached hereto.


ARTICLE 3  OPTION AIRCRAFT

3.1 Seller hereby grants Purchaser the option to purchase as many as sixty (60) additional Aircraft (the "Option") incorporating the Optional Equipment ("Option Aircraft"). Options not exercised prior to **********, will expire on that date.

3.2  Option Aircraft may be exercised by Purchaser in blocks of five
     (5) or more Aircraft. Timing and procedures for the exercise of options for Option Aircraft in blocks of delivery positions shall be as follows:

     d. Not later than ********** prior to Purchaser's desired delivery month of the first Option Aircraft in that block, Purchaser shall give notice ("Preliminary Notice") to Seller of its conditional intention to purchase Option Aircraft and indicating its desired delivery month for the Option Aircraft in that block.

     e. During the ********** following the date of Preliminary Notice, Seller and Purchaser will discuss and agree on available delivery positions, **********

     f. Not later than ********** prior to the first day of the month in which an Option Aircraft is agreed to be delivered pursuant to
          Article 3.2b hereof, Purchaser shall give notice ("Notice of Exercise") to Seller of its exercise of its option to purchase the Option Aircraft in that block together with a non-refundable cash deposit in the amount of US$********** per Option Aircraft, at which time the Option Aircraft shall become firm Aircraft. Unless Seller and Purchaser have otherwise mutually agreed, if Purchaser has not given Notice of Exercise no later than the date specified herein, the Preliminary Notice shall expire, but Purchaser shall retain the same number of Options as if Preliminary Notice had not been given.

3.3 a. The base price of each Option Aircraft is the Aircraft Base Price as determined in accordance with and set forth in Article 3.1 of Agreement PA295, except that the price for SCN 259F998 shall be reduced to US$*****, as adjusted for any additional Optional Equipment selected by Purchaser not listed in Exhibit II, Clause 2.2 of Agreement PA295 ("Option Aircraft Base Price").

     b.   **********

3.4       RESERVED

3.5 a. The Adjusted Option Aircraft Base Price is based on January 1999 economic conditions and is subject to adjustment from January 1999 to the month of Option Aircraft delivery in accordance with the Price Adjustment Formula as set forth in Agreement PA295 and the terms of Agreement PA295 with respect to the application of the Price Adjustment Formula. The Adjusted Option Aircraft Base Price so adjusted shall be referred to as the "Option Aircraft Delivery Price."

     b. Except as otherwise provided in this Article 3.5b, the Option Aircraft Delivery Price is exclusive of any Taxes, which shall be for the account of Purchaser. If under the provision of any applicable law or regulation such Taxes are to be paid by Seller, Purchaser shall reimburse Seller accordingly. Seller hereby represents to Purchaser that pursuant to current U.S. and German law, German and U.S. Taxes are not applicable to aircraft sold and exported from Germany into the United States. Should there be a change in such law, Purchaser and Seller agree to modify the Agreements on mutually acceptable terms (which may include mutual termination). Purchaser shall, in any case, not be responsible for any Taxes normally borne by sellers of aircraft, including but not limited to Taxes on Seller's gross or net income.

3.6 The Option Aircraft Delivery Price shall be payable by Purchaser to Seller as follows:

     a. Application of the deposit paid in accordance with Article 3.2c. above, in the amount of US$ ************ (which when paid shall be deemed a Deposit);

     b.   On  ************  (which when paid shall be deemed  a  Progress
          Payment); and

     c. Upon delivery of each Option Aircraft, the balance of the Option Aircraft Delivery Price.

3.7  **********

3.8 Seller shall submit an invoice to Purchaser for each payment due pursuant to Article 3.6 above. The invoice for the balance of the Option Aircraft Delivery Price shall detail the price adjustment calculations pursuant to Article 3.5 above and the provisions of Article 4.4 of Agreement PA295 shall apply to payments under this Article 3.

3.9  **********

3.10 With respect to each Option Aircraft ordered by Purchaser, Purchaser shall perform a technical inspection, reinspection if necessary, and accept delivery of each Option Aircraft at the Delivery Location. The inspection, acceptance, delivery and ferry of the Option Aircraft shall be completed in accordance with Article 5 of Agreement PA295.

3.11 *******

     ******

3.12 **********

3.13 **********

3.14 Any amounts payable to Seller under Article 3.6 above, and any amounts payable to Purchaser under Article 3.7 above are absolute net and without any deductions. Under no circumstances shall the amounts payable to either Party be subject to withholding, set-off, discount, counterclaim or any other right unless undisputed or finally determined in accordance with the terms of the Agreements.


ARTICLE 4   *******

4.1  **********


4.2  **********



 ARTICLE 5 COMPLETION AND RELIABILITY

Seller shall provide to Purchaser the terms of Exhibit XII, attached hereto.


ARTICLE 6   ********

6.1  **********


6.2  **********

6.3  **********


ARTICLE 7 MAINTENANCE COST

7.1 As more fully defined in Exhibit XIII attached hereto, Seller will guarantee that the cost to repair, replace, overhaul and restore the Aircraft and components thereof, except Excluded Items, as that term is defined in Exhibit XIII, to a serviceable condition shall not exceed a fleet average of US$********** per flight hour during the first ********** after delivery of the first Aircraft. Maintenance performed on the Aircraft must be done in the most economical manner possible, including the use of overhauled, restored or repaired parts, when appropriate, consistent with sound U.S. commercial airline practice. This guaranteed amount:

     a.   excludes Purchaser's labor;

     b. is based on January 1999 economic conditions and is subject to adjustment annually from January 1999 in accordance with the price adjustment provisions set forth in Exhibit XI of Agreement PA295, and

     c. assumes (i) a fleet size of sixty-two (62) Aircraft delivered in accordance with the Delivery Schedule, (ii) a ********** flight hour to cycle ratio, and (iii) an annual utilization of ********** flight hours, in the continental United States and Canada.

7.2       RESERVED




ARTICLE 8  *******

**********


ARTICLE 9  VERTICAL NAVIGATION

9.1 Purchaser desires to have installed in each Aircraft delivered on or after December 31, 2001, the Honeywell approved capability for full vertical navigation ("LOC-VNAV Installation"). The non-recurring costs of Honeywell and Seller associated with developing the LOC-VNAV Installation are estimated to be US$**********. Should Purchaser elect to proceed with the LOC-VNAV Installation, the Parties agree **********. In the event the non-recurring costs exceed US$**********, Seller and Purchaser shall meet promptly to define the basis, if any, under which the LOC-VNAV Installation will be continued.

9.2 Prior to March 31, 2001, Seller will establish implementation dates for installation of the LOC-VNAV Installation ("Implementation Date") on newly delivered Aircraft, and for retrofit of previously delivered Aircraft, which date will be mutually agreed by the parties, and which will conform to Purchaser's reasonable requirements as to timeliness of implementation, and to Seller's reasonable timing requirements for development, certification, and implementation, giving due consideration to cooperation required from third party vendors. Prior to March 31, 2001, Seller will also develop an SCN price for the installation of the LOC-VNAV Installation in each Aircraft delivered after the Implementation Date and a retrofit price for the installation of the LOC-VNAV Installation in those Aircraft delivered to Purchaser without the LOC-VNAV Installation. Such prices shall be developed by Seller and agreed to by the Parties. Until such agreement, Purchaser and Seller shall not incur any nonrecurring costs to develop the LOC-VNAV Installation.

                    (NEXT PAGE IS SIGNATURE PAGE)
IN WITNESS WHEREOF, Seller and Purchaser have caused this Schedule to Agreement PA295 and PA296 to be executed by their duly authorized representatives as of the day and year first above written.




Atlantic Coast Airlines            Fairchild Dornier GmbH
(Purchaser)                        (Seller)



(signature)                        (signature)



(name)                             (name)



(title)                            (title)





                          EXHIBITS I - VIII






                     [Intentionally Left Blank]

                             EXHIBIT IX

                          CUSTOMER SUPPORT


IX.1 TECHNICAL PUBLICATIONS AND DOCUMENTATION

IX.1.1    General

Seller will provide, at no cost to Purchaser, the manuals (operational, maintenance, repair, illustrated parts catalog, vendor manuals and all other manuals required to operate the Aircraft), in the quantities and media form set forth in Annex A to this Exhibit IX, attached hereto ("Technical Publications and Documentation"). Seller will also provide at no cost to Purchaser, as part of the maintenance documentation, (i) a complete set of Job Instruction Cards and at such time as the total number of Aircraft on firm order is at least 56, a second set of Job Instruction Cards, and (ii) appropriate engineering drawings as necessary for maintenance or repair. The Technical Publications and Documentation and Job Instruction Cards will be provided to Purchaser not less than sixty
(60) days in advance of delivery of the first Aircraft. Seller's Technical Publications and Documentation, as noted in Annex A, will be made available on CD-ROM within twenty-four (24) months after delivery of the first Aircraft. At such time as the total number of Aircraft on firm order is at least 56, Seller will double the quantity of Seller's Technical Publications and Documentation to be delivered to Purchaser in accordance with Annex A, except for those Technical Publications and Documentation identified in Annex A to be provided on a per-Aircraft basis. Any additional Technical Publications and Documentation and revisions thereto are to be purchased by Purchaser at Seller's then valid catalog price for such item.

IX.1.2    Compliance with ATA

Technical Publications and Documentation related to the Aircraft, shall be prepared in general accordance with the applicable provisions of ATA Specification 100. Technical Publications and Documentation related to Vendor Parts shall be delivered according to the general standard of the specific Vendor. Where applicable, such publications shall include details concerning software if the Vendor intends to supply such software.

IX.1.3    Language

The Technical Publications and Documentation will be supplied in the English language.

IX.1.4    Revision Service

a. Seller: Revisions to Technical Publications and Documentation shall be issued by Seller as required from time to time ("Seller's Revisions").

b. Vendor: Seller shall ensure that revisions to the Vendor Technical Publications and Documentation listed in Annex A hereto ("Vendor's Revisions") shall be provided by the respective Vendor.

c. Unless otherwise agreed between Purchaser and Seller, or the respective Vendor, as the case may be, revisions shall be prepared and supplied in the same format and quantity as the original documentation.

d. Revisions to Seller's Technical Publications and Documentation will be provided for ********** from delivery of the first Aircraft. At such time as Aircraft number ********** is delivered to Purchaser, revisions to Seller's Technical Publications and Documentation will be extended to ********** from delivery of the first Aircraft. Thereafter, all revisions to Seller's Technical Publications and Documentation will be purchased by Purchaser at Seller's then valid catalog price for such revision service. Notwithstanding the above, Seller shall provide revisions to Seller's Technical Publications and Documentation for all documentation modified by a service bulletin issued by Seller for matters requiring urgent attention and generally limited to items affecting safety ("Alert Service Bulletin"), and those which Purchaser's certification authority requires to maintain following certification.

e. Purchaser may reproduce all Technical Publications and Documentation for Purchaser's exclusive use, or for such other use subject to Seller's approval, which will not be unreasonably withheld. Technical Publications and Documentation reproduced by Purchaser will not be subject to Seller's revision service.

f. Seller warrants the accuracy and completeness of Seller's Technical Publications and Documentation. Seller's sole responsibility or liability to Purchaser for breach of this warranty shall be to correct any publication found to contain an error within thirty (30) days after Seller has been notified of such error. Such correction shall be accomplished in a temporary revision.

IX.1.5    Delivery

On delivery of the initial issue of and revisions to the Technical Publications and Documentation, Purchaser shall provide Seller a receipt evidencing delivery of such publications and/or revisions.

IX.1.6    Proprietary Rights

All of the publications, data, drawings or other documentation or information described in this Exhibit IX or in the Specification are proprietary to Seller and/or Vendors and all copyrights and other proprietary rights, if any, are the Seller's and/or Vendors' property.

IX.1.7    Non Disclosure of Data and Documents

a. Purchaser covenants that the data or documents furnished by Seller under the terms of this Clause IX.1 or copies thereof, or otherwise acquired by Purchaser, shall not be disclosed to any person, firm or corporation, or to any government or governmental department or agency without Seller's written consent, except as may be necessary for the full use and enjoyment of the Aircraft by Purchaser. For the avoidance of doubt, Purchaser may make such data and documents available to
   (i) the FAA if requested to do so or otherwise as necessary to insure its compliance with FAA rules and regulations, and (ii) Purchaser's outside maintenance provider and consultants if necessary for the full use and enjoyment of the Aircraft, on the basis that such provider or consultants may not further disclose the data or documents to another third party.

b. Purchaser  shall  inform  Seller  of  any  subsequent  purchaser, operator, owner, assignee or transferee of the Aircraft and Purchaser may provide the new operator with any Aircraft specific Manuals.

c. A  violation by Purchaser of Seller's rights pursuant  to  Clause
   IX.1.6 and/or a violation of Purchaser's obligations under Clauses IX.1.7 shall be deemed to be a material breach of Purchaser's obligations under the Agreements and entitles Seller, in addition to any other rights and remedies it may have by law or otherwise, to suspend its performance under this Clause IX.1 without notice.


IX.2 TRAINING

IX.2.1    General

a. Seller, its affiliate or an FAA-approved third party selected by Seller, at Seller's discretion, will provide type specific training for the Aircraft, consisting of:


   (i)Aircraft Technician Training (ATT); and

   (ii)Flight Attendant Training (FAT).

b. All training will meet the standards required by Purchaser's civil aviation authority having jurisdiction over it and will be conducted and directed by experienced instructors at third party training facilities in Hoofddorp, Netherlands, in Dallas, Texas, at Seller's training facilities, at another Seller designated location or at other locations specified herein. Seller will provide Purchaser first priority on available training in the U.S., subject to adequate advance notice of at least six (6) months. Personnel assigned for such training shall be required to have command of the English language as all training shall be conducted in the English language. Purchaser's personnel expenses including, but not limited to, transportation, accommodation, insurance, living and incidental expenses shall be borne by Purchaser. Purchaser is entitled to the training program set forth in this Exhibit IX for up to twelve (12) months after delivery of each Aircraft. In the event that a trainee is unable during the courses or at the end of such courses to perform to the minimum levels required by the course requirements, Seller shall discuss with Purchaser the remedies to assist trainee in satisfying such course requirements. In the event the performance of the trainee continues to be insufficient, the corresponding course shall be terminated for such trainee without replacement.

c. Any additional training and related expenses for such training services beyond the content and duration of the corresponding standard programs as required by the FAA are for the account of Purchaser.

IX.2.2    Pilot Training

a. Seller will provide a site license for an FAA-approved pilot Computer Based Training program at Purchaser's Dulles, Virginia area facilities. The qualification requirements for pilot training will be established during a training planning conference to be held in advance of training.

   b. Seller shall issue a credit to Purchaser for pilot training calculated on the basis of $********* for each Aircraft. Against this credit Seller will apply training related services performed for Purchaser by third parties or Seller for services consisting of pilot instructors at a rate of $********** per hour plus reasonable travel related expenses, if any; and/or use of the Seller's 328JET aircraft or other Seller arranged 328JET aircraft for in-flight pilot training at a rate of $********** per flight hour, plus fuel at the then applicable rate, if the use of the training aircraft is required due to the unavailability of 328JET simulator time, subject to timely booking of such 328JET simulator time by Purchaser, or $********** per flight hour, plus fuel at the then applicable rate, if the training aircraft is required solely for the convenience of Purchaser to provide such training. Seller's obligation to provide or cause to provide these services is subject to the limit of the cash equivalent value of all pilot training for all Aircraft. Purchaser shall be entitled to cause any service provider to direct bill Seller for the provision of any training related services. Purchaser shall have the right to audit service provider invoices and direct Seller not to pay any disputed amounts.

c. RESERVED

d. In the event of non-availability of any 328JET simulator, and subject to timely booking of the 328JET simulator by Purchaser, and pilot training is conducted in Purchaser's Aircraft , Seller shall reimburse Purchaser for the cost of operation and maintenance of such Aircraft. If Purchaser chooses not to train in the Aircraft, it may, without regard to any provision of the Agreements concerning Purchaser's delay in accepting an Aircraft, delay delivery of the Aircraft at no penalty.

e. Each  student  pilot  will  receive,  and  may  retain,  training
   documentation  .   Such  documentation is for  training  purposes
   only and shall not be subject to revision.

f. Purchaser will, at its discretion, have the right to submit whatever training course it deems appropriate to the FAA for approval.

g. Simulators

   (i) Seller will cause its pilot training vendor, Friendship Simulation Company ("FSC"), to provide Purchaser with "dry" simulator time at a guaranteed hourly rate of US$*******. Seller shall cause FSC to accept payment for the use of its simulators directly from Seller. If Purchaser does not use the FSC facility for pilot training, Purchaser shall be entitled to cause its own 328Jet simulator provider to direct bill Seller for any pilot training and Seller shall pay for such training, or shall reimburse Purchaser for training amounts paid by Purchaser, up to the total of the cash equivalent value for pilot training for all Aircraft. Purchaser shall have the right to audit simulator provider invoices and direct Seller not to pay any disputed amounts.


   (ii)    **********

   (iii)   **********.

   (iv)    **********.

**********.
IX.2.3    Aircraft Technician Training (ATT)

All ATT trainees must have qualifications that meet the FAA's standard aircraft maintenance requirements. The qualifications for technician training will be established during a training planning conference to be held in advance of the start of training. The ATT course for at least one (1) mechanic for Aircraft ferry purposes should be completed prior to delivery of the first Aircraft. Purchaser will receive the training documentation necessary for the ATT. Such documentation is for training purposes only and shall not be subject to revision.

a. Seller's ATT

To assist Purchaser in establishing its own in-house technician training capabilities, Seller shall train an initial cadre of ********** technicians, ********** of which will be trained to
technician   training  instructor  level,  at  Seller's  maintenance
training  site  in  San  Antonio, Texas.   Seller,  at  no  cost  to
Purchaser, shall provide a reasonable quantity of maintenance training and instruction materials, including but not limited to non-mechanical training aids, slides and training and instruction manuals, which Purchaser may reproduce for its exclusive employee use or for a third party for use in exclusively training Purchaser's
employees.   Seller will cooperate with Purchaser to make  available
mechanical training aids to support FAA-approved training courses on terms and conditions to be agreed. The courses described below are designed in general accordance with the ATA 104 Specification
"Guidelines  for  Aircraft  Maintenance  Training."   Purchaser  may
submit whatever training course it deems appropriate to the FAA  for
approval.   Each ATT candidate may attend only one of the  following
line/base maintenance courses:

   (i)Airframe/Power Plant System

      A fifteen (15) day course to include a detailed description of the operation, component location, component removal and installation and test procedures of the airframe and power plant systems in accordance with Seller's Maintenance Manual. Engine operation and engine run-up training may be provided in the simulator. In addition, a general familiarization on electrical and avionic systems shall be provided.

   (ii)    Electrical and Avionic System

      A   fifteen   (15)   day   course   to   include   a   general
      familiarization of airframe and power plant system and a detailed description of the operation, component location, component removal and installation and test procedures on the electrical and avionic systems in accordance with Seller's Maintenance Manual. Trainees for this course shall have a basic knowledge of avionic bus systems and display techniques.

b. Engine Manufacturer ATT

   In addition to the Seller's ATT course for Airframe/Power Plant System, Purchaser's personnel attending such course shall be instructed in a line maintenance course on the Aircraft engine. Such course, free of charge to Purchaser, shall take place at the engine manufacturer's site in St. Hubert, Quebec, Canada, covering general engine familiarization, line maintenance, and hot section inspection and heavy maintenance. Purchaser's personnel expenses will be for Purchaser's account.

c. Avionics Manufacturer ATT

   Honeywell or Seller shall provide, free of charge, at its facilities, avionics training for Purchaser's avionics technicians. Purchaser's personnel expenses will be for Purchaser's account.

d. Other Vendor ATT

   Upon  Purchaser's  request,  Seller  will  assist  Purchaser   in
   arranging  additional  training with other Vendors.   Purchaser's
   personnel expenses will be for Purchaser's account.

e. Ground Handling Training

   Seller shall provide a ground handling training course for ********** of Purchaser's personnel at Purchaser's facility. The course duration shall be at least three (3) working days and consistent with Purchaser's training needs.

f. General Familiarization Training

   Seller will provide a general familiarization training course for ********** of Purchaser's qualified personnel at Purchaser's facility. The course duration shall be three (3) working days and consistent with Purchaser's training needs.

g. Engine Run-Up Training

   Seller will provide an engine run-up training course for ********** of Purchaser's qualified personnel at Purchaser's facility and/or at the FFS facility. The course duration shall be two (2) working days.

IX.2.4    Flight Attendant Training (FAT)

Seller shall provide Purchaser training for *******flight attendants in accordance with Seller's standard training program. Such training shall be provided at Purchaser's facility on Purchaser's Aircraft.

IX.2.5Trainee Allocation

Each course will have a reasonably determined minimum capacity. Seller reserves the right to combine Purchaser's trainees in courses with those of other customers.

IX.2.6 Training Planning Conference

A training planning conference has taken place at Seller's Texas facility or a third party's premises in the United States at which Seller or a third party, as the case may be, has provided and discussed with Purchaser a detailed description and schedule of the training courses herein. Prior to the training planning conference, Purchaser provided Seller in writing with the number of attendees participating in the training courses set forth in Clause IX.2 herein. Purchaser will provide the names of attendees one (1) month prior to the commencement of the training course, subject to overseas travel documentation requirements, Purchaser may substitute trainees from the attendee list at any time. In the event Purchaser reschedules the training courses after the training conference, Purchaser shall bear the corresponding cancellation and rescheduling fees.

IX.2.7 Training Approval by Aviation Authority

Purchaser is fully responsible, with Seller's or third party training provider's reasonable assistance, for obtaining local approvals of all training requirements, instructor personnel and related training aids by the respective aviation authority having jurisdiction prior to the start of training.

IX.2.8 Training Aids

**********.

IX.2.9     Unused Training Credits

**********



IX.2.10 Insurance

          a. While training is being provided pursuant to this Clause IX.2, Purchaser shall maintain (i) aviation liability insurance with coverage for bodily injury, property damage, passenger liability and public liability insurance with a minimum amount of not less than US$************* or equivalent for any one (1) accident/occurrence and (ii) commercial liability insurance covering the liability of Purchaser for bodily and property damages with a minimum amount of not less than US$********** for any one (1) accident/occurrence.

          b. Purchaser shall cause Seller, its subsidiary or affiliated companies, their officers, agents, employees and representatives to be named as additional insured under such liability insurances as set forth in this Clause IX.2.10 herein.

          c. If Purchaser maintains hull insurance in respect to the Aircraft, such insurance shall contain a waiver of subrogation in favor of Seller, its subsidiary or affiliated companies, their officers, agents, employees and representatives. In the event a deductible is included in such hull insurance, Purchaser shall bear the cost of such deductible.

          d. Purchaser shall, not later than ten (10) days prior to the scheduled start of the corresponding training, furnish to Seller for its approval, a certificate from the
          Purchaser's insurer evidencing compliance with the provisions of this Clause IX.2.10 showing that Seller has been so named as an additional insured, stating that the coverage is in accordance with this Schedule and providing that such Aircraft insurance policy shall not be cancelled or materially altered by the insurer unless thirty (30) days' prior written notice thereof has been provided to Seller.

IX.2.11   Cabin Training Device

**********


IX.3.     SPARE PARTS SERVICES

IX.3.1    Definitions

The terms used in this Exhibit IX.3 shall have the meanings ascribed to them in Article B. "Summary of Definitions".

IX.3.2    Scope of Material Support

The material support provided hereunder covers Seller's supply, repair and modification of and documentation for all Proprietary Parts and the lease of Insurance Items. Supply, repair and modification of and documentation for Vendor Parts shall be provided by the respective Vendor in accordance with the Vendor Information Manual. Back-up support for Vendor Parts and Standard Parts shall be provided by Seller as may be deemed necessary in Seller's opinion to enhance the availability of such parts. If the terms of the Vendor Information Manual vary from or are inconsistent with any relevant provision of this Exhibit IX, the terms of this Exhibit IX shall apply. No Vendor Information Manual provision shall operate so as to limit Purchaser's rights and Seller's obligations as set forth in this Exhibit IX.

IX.3.3    Support Period

So long as a minimum of five (5) aircraft of the type purchased hereunder are regularly operated in scheduled commercial revenue service worldwide, accumulating a total of not less than five thousand (5000) flying hours each calendar year, Seller shall manufacture or procure and sell to Purchaser Proprietary Parts to meet Purchaser's reasonable requirements for such parts in connection with its normal operation of the Aircraft. The support periods for Vendor Parts are defined in the Vendor Information Manual.

IX.3.4    Consignment Inventory

     a.   **********

     b.   **********

     c.   **********

     d.   **********

IX.3.5    Spares Facility

     a.   **********

     b.   **********

     c.   **********

     d.   **********

     e.   **********.

     f.   **********

IX.3.6    Spare Parts Credit

**********

IX.3.7    Expedite Service

Seller shall maintain a twenty-four (24) hours-a-day, seven (7) days-a-week AOG Service for the supply of AOG Spares. Such service is operated in general accordance with the "World Airlines & Suppliers Guide."

          a.    So  long  as  Purchaser  continues  to  operate  its
          Aircraft fleet, Seller is committed to meeting the following response and dispatch times to spare parts requests from Purchaser:

          Service Level            Response time       Dispatch time
          AOG                      2 hours             4 hours
          Critical (imminent AOG   2 hours             24 hours
          or work stoppage)
          Expedite                 24 hours            Per customer
                                                       request
          Routine                  48 hours            7 days

          b. Seller will use production parts to support Purchaser in AOG cases when necessary. In the event Seller is unable to meet the above spare parts dispatch times for a part, Seller agrees to pay freight delivery charges for such part.

IX.3.8    Sales Conditions

          a. Except as otherwise provided in the Agreements or this Schedule, Spare Parts shall be quoted, ordered, sold and delivered in accordance with Seller's General Terms and Conditions for the Sale of Spare Parts, published from time to time in the Seller's Spare Parts Price List, and in accordance with the then current Customer Support Manual.

          b.   **********.

          c. All international freight charges and duties, if any, for spare parts ordered by Purchaser through Seller will be paid by Seller, provided, however, international freight charges and duties, if any, for AOG Non-Stock
          Spare Parts will be paid by Purchaser. AOG Non-Stock Spare Parts, as used herein, means those spare parts that have not been requisitioned by any operator two or more times during the previous twelve (12) months.

IX.3.9    Warranty for Spare Parts

          a. The warranty period for Spare Parts shall expire when twenty-four (24) months have elapsed from the date of delivery of such Spare Part to Purchaser.

          b.The warranty, procedures and administration of Spare Parts shall be in accordance with the then current Customer Support Manual. If the terms of the Manual vary from or are inconsistent with any relevant provision of this
          Exhibit IX, the terms of this Exhibit IX shall apply.   No
          Manual provision shall operate so as to limit Purchaser's rights and Seller's obligations as set forth in this
          Exhibit IX.


IX.4 PERSONNEL DELEGATION

          a. Seller shall assign one qualified (1) technical representative ("Tech Rep") for a total period of ********** beginning with delivery of the first Aircraft to Purchaser's primary maintenance facility, or such other location as may be mutually agreed, for advisory services. The period of assignment will be ******** for each Aircraft ******* delivered to Purchaser. The period of assignment will be ********** for each Option Aircraft or PA296 Option Aircraft delivered to Purchaser. The advisory services and the procedures under which such services shall be provided shall be consistent with the services and procedures as set forth in the then current Customer Support Manual.

          b. The Tech Rep delegated to Purchaser hereunder shall be and shall remain the employee of Seller. The salary and benefits paid to the Tech Rep shall be the sole responsibility of the Seller. Such Tech Rep shall work in an advisory capacity and perform such services as reasonably requested by Purchaser, which shall have no authority to govern the conduct or to supervise the Tech Rep. Purchaser will consult and coordinate with Seller in all matters relating to Tech Rep activities during the period of delegation. The Tech Rep shall be used for civil operations only.

          c. The scope of advisory services to be provided by the Tech Rep shall be as follows:

          - provide   advice  for  Purchaser's  personnel   in   the
            performance of maintenance and inspection procedures;
          - establish  and maintain effective communication  between
            Seller's  Customer  Support Department  and  Purchaser's
            appropriate management;
          - observe and investigate maintenance and operational procedures in order to identify potential technical problems and to recommend solutions to correct the source of problems;
          - provide   on-the-job   training  instructions   in   the
            performance     of     maintenance,     overhaul     and
            troubleshooting procedures;
          - interpret  technical publications and specifications  as required to assist Purchaser's maintenance personnel;
          - oversee mechanical and structural repairs in the  field;
            and
          - compile reports and technical data pertaining to, or requiring, service changes and improvements (S.B.'s or E.O.'s).

          d. Purchaser shall arrange for emergency medical treatment for the Tech Rep, if necessary, during such period of delegation. Medical insurance coverage for the Tech Rep shall be at Seller's cost.

          e. Sick leave for the Tech Rep shall be granted only for valid medical reasons confirmed by a doctor appointed by Purchaser or Seller. In either case a medical certificate shall be submitted to both Purchaser and Seller. In case of disability of the Tech Rep longer than ten (10) working days, the Parties shall agree as to the temporary replacement of the personnel concerned.

          f. Purchaser will provide transportation and per diem expense reimbursement only in the event the Tech Rep is temporarily based at locations other than Purchaser's main base, if so required and directed by Purchaser.

          g. Seller shall provide the Tech Rep's transportation to Purchaser's main base and return to Tech Rep's home base. If Purchaser requires the Tech Rep to accompany Purchaser's crew on the ferry flight of the Aircraft to Purchaser's main base, Purchaser shall provide the Tech Rep with duly paid flight tickets from Purchaser's main base to Munich.

          h. Seller shall be responsible for obtaining in sufficient time any visas, permits and other authorizations required for the Tech Rep. Purchaser shall assist Seller in obtaining such documents.

          i. Purchaser shall, at its expense, provide the Tech Rep with suitable office space, facilities and office equipment including a desk, file cabinets, two telephone lines, access to facsimile and photocopy equipment, while on assignment at Purchaser's facility. All other expenses of the Tech Rep will be the responsibility of Seller.

          j.   **********.


IX.5 SERVICE ENGINEERING

          a.   **********

               b.   **********



                             EXHIBIT IX
                               ANNEX A

              TECHNICAL PUBLICATIONS AND DOCUMENTATION


IX.A.1    IDENTIFICATIONS

1)   FORMAT

     P      =  Printed hard copy in general accordance with ATA 100,
     Chapter 1-1-1.
     CD  = Electronic Data Carrier - on request
     F     = Microfiche, in general accordance with ATA 100, Chapter
     1-1-1.

2)   VERSION

     C   = Customized as per ATA 100
     A   = Non-customized

3)   SUPPLY

     EA = Per Aircraft, upon Delivery
     FL = Delivered for the entire fleet of Aircraft

4)   REVISIONS PER YEAR

     1    = one revision
     2    = two revisions
     AR = as required
     NA = not applicable

5)   REMARKS

     OEM = Issued and delivered by Seller
     VEN = Issued by the respective Vendor and initially delivered by Seller

6)   VENDOR TECHNICAL DOCUMENTATION

*  =  Revision Service provided by the respective Vendor

                             EXHIBIT IX
                               ANNEX A


 IX.A.2    TECHNICAL PUBLICATIONS AND DOCUMENTATION TO BE DELIVERED

Title                       Abbrev   Vers  Format  Qty    Rev/  Remarks
                                                 Supply   Year
1.  Operational Tech Pubs
Aircraft Flight Manual      (AFM)     C     P    *****    AR    OEM
Flight Crew Operating       (FCOM)    C     P    *****    AR    OEM
Manual
Master Minimum Equipment    (MMEL)    A     P    *****    AR    OEM
List
Rescue Manual               (RM)      A     P    *****    AR    OEM

2.  Maintenance Tech
Pubs/Doc
Aircraft Maintenance        (AMM)     C   CD/P   *****    2     OEM
Manual
Maintenance Review Board    (MRB)     A     P    *****    AR    OEM
Report
Maintenance Planning        (MPD)     A     P    *****    AR    OEM
Document
Airworthiness Limitations   (ALD)     A     P    *****    AR    OEM
Doc.
System Schematics Manual    (SSM)     C   CD/P   *****    AR    OEM
Fault Isolation Manual      (FIM)     C   CD/P   *****    1     OEM
Wiring Manual               (WM)      C   CD/P   *****    2     OEM
Structural Repair Manual    (SRM)     A   CD/P   *****    AR    OEM
Corrosion Prevention and    (CPCPM)   A     P    *****    AR    OEM
Control Program Manual
Consumable Material List    (CML)     A     P    *****    AR    OEM
Weight and Balance Manual   (WBM)     C     P    *****    AR    OEM
Power Plant Build-up        (PPBM)    A   CD/P   *****    AR    OEM
Manual
Component Maintenance       (CMM-M)   A   CD/P   *****    AR    OEM
Manuals-Aircraft
Manufacturer
*Component Maintenance     (CMM-     A     CD/P  *****     AR    OEM/VEN
Manuals-Vendors (Standard  V)
Documentation as per PI)
*Honeywell System          (SMM)     C      P    *****     AR    VEN
Maintenance Manual
Illustrated Tool and       (ITEM)    A     CD\P  *****     AR    OEM
Equipment Manual
Non-Destructive Testing    (NDTM)    A     CD/P  *****     AR    OEM
Manual

3.  Material Tech Pubs/Doc
Aircraft Illustrated Parts (AIPC)    C     CD/P  *****     2     OEM
Catalog
*Engine Illustrated Parts  (EIPC)    A      P    *****     AR    VEN
Catalog


Title                      Abbrev   Vers  Format Qty      Rev/  Remarks
                                                 Supply   Year
4.  Service Tech Pubs/Doc
Customer Support Manual    (CSM)     A      P    *****    AR    OEM
Vendor Information Manual  (VIM)     A      P    *****    AR    OEM
Publications Index         (PI)      A      P    *****    12    OEM
Service Bulletins          (SB)     C/A     P    *****    NA    OEM
Service Information        (SI)      A      P    *****    NA    OEM
Letters
All Operators Telex        (AOT)     A      P    *****    NA    OEM
Aircraft Life Record       (ALR)     C      P    *****    NA    OEM
Aircraft Log Book          (ALB)     C      P    *****    NA    OEM
Engine Log Book            (ELB)     C      P    *****    NA    OEM

5. Standard Vendor
Documentation
* Set of standard Vendor   -----     A      P    *****    AR    OEM/VEN
Documentation available
from Seller as per PI and
related to Vendor
equipment installed in the
Aircraft

                              EXHIBIT X

X.1  328-300 AIRCRAFT PERFORMANCE

                             **********


                             EXHIBIT XII

                         SCHEDULE COMPLETION


XII.1     GENERAL

Seller shall provide Purchaser a Revenue Service Schedule Completion Rate Guarantee for the Aircraft, covering a period of *****following the date of entry into service of the first Aircraft. This Revenue Service Schedule Completion Rate Guarantee is effective during the Guarantee Term, defined below, so long as *****of Purchaser's Scheduled Revenue Service Flights originate or terminate at its main maintenance base, or line maintenance base which shall have levels of spares and maintenance technician support to be agreed during the initial provisioning conference.

XII.2     DEFINITIONS

In this Revenue Service Schedule Completion Rate Guarantee:

"Cancelled Flight" means a Scheduled Revenue Service Flight that is cancelled or diverts from its intended destination because of technical reasons inherent in the Aircraft and the flight is not an Excluded Flight.

"Excluded Flight" means flight cancellation or diversions caused by the reasons set forth in Appendix 1, attached hereto;

"Guarantee Term" means a term commencing with the date of entry into service of the first Aircraft and terminating on a date *****later.

The "Revenue Service Schedule Completion Rate Guarantee Percentage" shall be a *****moving average (expressed as a percentage) which shall be calculated using the following formula:

*****;

"Scheduled Revenue Service Flight" means an Aircraft operation available for the transportation of revenue passengers;

XII.3     REVENUE SERVICE SCHEDULE COMPLETION RATE GUARANTEE
     PERCENTAGES

At the end of each month, Purchaser shall perform the calculation required to determine the Revenue Service Schedule Completion Rate Guarantee Percentage. Input data will be drawn from Purchaser's official logs and utilization reports as submitted to its regulatory authorities. Seller guarantees such Revenue Service Schedule Completion Rate Guarantee Percentage shall not be less than:

                                    Period    Guarantee Percentage
            (%)

                                *****


Satisfaction of the guarantee for the first *****shall be evaluated immediately following the *****. In the event the Aircraft fleet's Guarantee Percentage equals or exceeds **********following delivery of the first Aircraft, the Revenue Service Schedule Completion Rate Guarantee ******* to Purchaser under this Revenue Service Schedule Completion Rate Guarantee.

XII.4      In the event the Aircraft fleet fails to meet the Revenue
     Service   Schedule  Completion  Rate  Guarantee,   Seller   and
     Purchaser agree as follows:

     a. Purchaser shall notify Seller in writing of a failure to meet the Revenue Service Schedule Completion Rate Guarantee and provide Seller with detailed substantiating information concerning such failure. Purchaser will provide data in a format to be mutually agreed upon.

     b. In those instances where, on the basis of reports furnished to Seller, engine-related causes are shown to be a significant contributor to the failure to meet the Revenue Service Schedule Completion Rate Guarantee, P&WC will conduct investigations to determine root causes, and together with Seller, will generate a corrective action plan on a case-by-case basis.

     c.   *****

     d.   *****

     e.   *****

XII.5     PURCHASER'S OBLIGATIONS

Seller's Revenue Service Schedule Completion Rate Guarantee is subject to Purchaser complying with the following:

     a. Purchaser shall provide to Seller all data pertaining to the operation of the Aircraft reasonably deemed necessary and requested by Seller to enable Seller to conduct an efficient and coordinated audit of all reliability, maintainability, operational and cost data, with the objective of improving the safety, availability and operational costs of the Aircraft, provided that such data are of the type and in the form normally accumulated by Purchaser in its operation. Seller shall enter into an appropriate confidentiality agreement with respect to Purchaser's data, and in any event will not be entitled to data not relevant to the Aircraft.

     b. Purchaser shall submit a Cancelled Flight report within thirty (30) days after the end of each calendar month, beginning with the month Purchaser places the first Aircraft in service. Purchaser and Seller shall agree, prior to delivery of the first Aircraft, upon the final content and lay-out of such reports, which shall include, among other data, ATA Chapter, Subchapter, Aircraft, date, discrepancy and action taken.

     c. Purchaser shall subscribe fully to a FAA-accepted maintenance training program and shall have sufficient trained technicians on site at its aircraft maintenance facilities. Purchaser agrees to provide, at its expense, mutually agreed supplementary training for Purchaser's personnel in areas where additional training would reasonably be expected to enhance Aircraft reliability and maintainability.

     d. During the first *****after entry into service of the first Aircraft delivered, Purchaser shall participate in Seller's quarterly reliability review meetings to be held at Purchaser's maintenance base to identify possible deficiencies. During *****entry into service of the first Aircraft delivered, reliability review meetings will be held on an annual basis unless mutually agreed otherwise.

     e. If during the Guarantee Term guarantee levels are not achieved, Seller shall have the right to perform a reasonable review during normal business hours of Purchaser's maintenance and flight operations departments' procedures related to the failure to meet the guarantee in Purchaser's operation of the Aircraft. Purchaser's maintenance and operations personnel shall cooperate in the conduct of the review. This review will be performed by employees of Seller provided an appropriate confidentiality agreement has been executed. Purchaser shall be given access to any information gathered during such review.

                             EXHIBIT XII
                             APPENDIX 1

    REVENUE SERVICE SCHEDULE COMPLETION RATE GUARANTEE EXCLUSIONS


Negligence of Purchaser's personnel or personnel under contract to the Purchaser;

Force Majeure (including, but not limited to, lightning strikes, foreign object damage, bird strikes, enroute weather, and ATC diversions);

Crew refusal of systems or components that are within specified limits;

Non-availability of spares (as recommended by and included in Seller's IP list), equipment documentation or trained personnel due to fault of Purchaser;

Acts of third parties (other than acts of any affiliate, agent or employee of Seller or its Vendors;

Incorrect routine servicing of engine oil, hydraulic fluid, or oxygen refilling or recharging;

Navigation routing software data base updating of on-board navigation computers;

Tire/wheel assembly change due to cuts, wear or dry nitrogen/air pressure servicing;

Wheel and brake changes due to wear;

Recurrences of technical delays within three (3) days, with or without corrective action, which are caused by incorrect crew reporting, maintenance or servicing;

Failure to correct technical faults when Purchaser has a maintenance opportunity to correct such fault;

Malfunction of equipment provided by Purchaser;

Extended maintenance or late release from maintenance due to work scheduling of Purchaser, except for discrepancies found during scheduled maintenance;

Malfunction of any galley equipment except the fixed galley structure;

Malfunction or absence of any loose or portable emergency equipment;

Evidence for cancellations for which supporting information and/or documentation are not available;

Failure to maintain, overhaul, repair and operate the Aircraft, and failure to maintain, overhaul, repair, and operate any equipment, any accessory, any component, and any part, in accordance with Purchaser's maintenance programs;

Malfunctions caused by components not manufactured by Vendors listed in the Aircraft Illustrated Parts Catalog or authorized by Seller; and

Cancelled Flights caused by inherent or non-corrected malfunctions which could have been avoided by operation in accordance with all of the provisions of the Minimum-Equipment List as approved by the FAA for the operation of the Aircraft, unless precluded by Purchaser's Flight Operations Manual for the Aircraft.

                            EXHIBIT XIII

                          MAINTENANCE COST


XIII.1    GENERAL

Subject to the provisions of Seller's Maintenance Cost Guarantee set forth below, Seller guarantees that the cost to repair, replace, overhaul and restore the Aircraft and components thereof, except Excluded Items as defined below, to a serviceable condition shall not exceed a guaranteed amount per flight hour/cycle during a specified period of Aircraft operations, provided however, that the maintenance is performed in the most economical manner, which includes the use of overhauled, restored or repaired parts, when authorized and appropriate.


XIII.2    DEFINITIONS

In this Maintenance Cost Guarantee ("MCG"):

"Eligible Aircraft" means the fleet of sixty-two (62) Aircraft plus any Option Aircraft or PA296 Option Aircraft acquired during the MCG Term by Purchaser pursuant to the Agreements or this Schedule;

"Eligible Aircraft Total Cost" means for the Eligible Aircraft, the Eligible Costs accumulated by the Purchaser during the MCG Term for such Aircraft;

"Eligible Cost" means the cost of Eligible Parts and associated shop labor;

"Eligible Part" means any part, component or equipment installed in or part of the Eligible Aircraft excluding the Excluded Items;

"Excluded Items" means those items excluded from the Maintenance Cost Guarantee which are:

     a.   Parts, systems or components which are:

          1)   Subject to an insurance claim;

          2) Damaged by misuse, or damaged either directly or indirectly as the result of failure to properly maintain other parts or components in accordance with Seller's Maintenance Planning Document ("MPD") standards;

          3) Damaged or malfunction due to components not manufactured by vendors listed in the Aircraft Illustrated Parts Catalog or authorized by the Seller;

          4) Sent out for repair when no repair is required or performed, excluding repetitive failure on individual serialized components;

          5)   Not    maintained   in   accordance   with   approved
               documentation, including the MPD; and

          6) Damaged as a result of foreign object ingestion or impact (FOD), lightning strikes, or acts of God.

     b. Standard parts including, but not limited to AN, MS, NAS, AGS designated hardware as used for any type of aircraft line maintenance;

     c. Interior carpets, passenger seats (except seat frames), seat covers, trim panels, galley equipment (except coffee makers), etc., subject to normal wear and tear, and loose safety equipment;

     d.   Exterior Aircraft paint;

     e.   Purchaser furnished equipment;

     f.   Petroleum oil and lubricants, and chemicals and adhesives;
          or

     g.   Expendables with a value of less than US$*******.

"Guaranteed Amount" shall mean *****.

*****


"MCG Term" means for the Eligible Aircraft, a term commencing on the day immediately following delivery of the first Aircraft and terminating on the *****anniversary of the date of delivery of the first Aircraft.

"Guaranteed Reconciliation Period Amount" shall mean the US$/Flight Hour amount for the associated Reconciliation Period as set forth below:

    Fleet Average       Single Aircraft  Reconciliation Period
  US$/Flight Hour*      US$/Flight Hour  Months

        ****                 ****                 *****
        ****                 ****                 *****
        ****                 ****                 *****
        ****                 ****                 *****
        ****                 ****                 *****
        ****                 ****                 *****
        ****                 ****                 *****
        ****                 ****                 *****
        ****                 ****                 *****
        ****                 ****                 *****

  *   **********

The Guaranteed Reconciliation Period Amount excludes the hourly maintenance cost of the engines, APU, and Honeywell avionics suite.

XIII.3    REPORTING AND PAYMENT CALCULATIONS

     a. During the MCG Term, Purchaser shall, not later than thirty (30) days after the last day of each quarter, provide Seller with documentation, in a format acceptable to Seller, supporting the total of the Eligible Costs accumulated for each Eligible Aircraft during the preceding quarter, and a total of the flight hours and cycles accumulated for each Eligible Aircraft during the preceding quarter, as recorded in the Eligible Aircraft records.

     b. During the MCG Term, Seller shall, every twelve (12) months, beginning with the twelfth (12th) month after delivery of the first Aircraft ("Reconciliation Period") provide Purchaser with a statement which is the positive or negative result of a calculation which is the sum of the Eligible Aircraft Total Cost less the sum of the product of the flight hours multiplied by the hourly Guaranteed Reconciliation Period Amount, from the date of delivery of each Eligible Aircraft.

     c.   **********

     d. Seller's liability under this MCG is expressly limited to the provision of the aforementioned Spare Parts Credit. Seller's obligations hereunder shall terminate in the event that Purchaser is unable to provide Seller with documentation as requested pursuant to Clause XIII.3a above if Purchaser is in default under this or any other agreement with Seller or a subsidiary of Seller, Seller's obligation to make payment hereunder shall be suspended.

     e. In the event that, during the MCG Term, an Eligible Aircraft does not meet the MCG Guaranteed Amount, Seller shall provide Purchaser with cost-reduction related Service Bulletin instructions, parts and materials free of charge. Such Service Bulletin parts and materials shall be incorporated as soon as practicable following receipt by Purchaser of instructions, parts and materials, if applicable. Should Purchaser not incorporate and/or install such Service Bulletin, parts and materials and/or modifications, as soon as practicable, the Spare Parts Credit to be provided to Purchaser shall be reduced by an amount attributable to the delay in incorporation of such Service Bulletin.